                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
 [ ]     Preliminary Proxy Statement
 [ ]     Confidential, for Use of the Commission
         Only (as permitted by Rule 14a-6(e)(2))
 [X]     Definitive Proxy Statement
 [ ]     Definitive Additional Materials
 [ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           BANK OF GRANITE CORPORATION
                 -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                 -----------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [X]     No fee required.
 [ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
    (1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
    (2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
    (5)  Total fee paid:

         -----------------------------------------------------------------------
 [ ]     Fee paid previously with preliminary materials:
 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, the Form or Schedule and the date of its filing.
    (1)  Amount Previously Paid:

         -----------------------------------------------------------------------
    (2)  Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
    (3)  Filing Party:

         -----------------------------------------------------------------------
    (4)  Date Filed:

         -----------------------------------------------------------------------

                       [BANK OF GRANITE CORPORATION LOGO]

                              23 NORTH MAIN STREET
                       GRANITE FALLS, NORTH CAROLINA 28630
                                 (704) 496-2000

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS - APRIL 24, 2000

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Bank of Granite Corporation will be held on Monday, April 24, 2000 at 10:30 a.m. The meeting will be held at the Holiday Inn, 130 South Lenoir Rhyne Boulevard, S.E. (at Interstate 40, Exit #125), Hickory, North Carolina for the following purposes:

         1. To consider the election of seven persons named as director nominees in the Proxy Statement dated March 23, 2000, which accompanies the Notice;

         2. To consider the ratification of the selection of Deloitte & Touche LLP as Bank of Granite Corporation's independent Certified Public Accountants for the fiscal year ending December 31, 2000; and

         3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 6, 2000 are entitled to receive notice of, and to vote at, this meeting.

Bank of Granite Corporation's 2000 Annual Shareholders Meeting proxy Ballot, Proxy Statement and its 1999 Annual Report are enclosed with this Notice.

YOUR VOTE AND PROMPT RESPONSE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY OF COURSE, WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROMPT RESPONSE WILL SAVE YOUR COMPANY THE EXPENSES AND EXTRA WORK OF ADDITIONAL SOLICITATION.

                                    By order of the Board of Directors
                                    BANK OF GRANITE CORPORATION



                                    /s/ John A. Forlines, Jr.
Granite Falls, North Carolina       JOHN A. FORLINES, JR.
March 23, 2000                      Chairman and Chief Executive Officer

                       [BANK OF GRANITE CORPORATION LOGO]

-------------------------------------------------------------------------------
                                 PROXY STATEMENT
-------------------------------------------------------------------------------

                 SOLICITATION, VOTING AND REVOCABILITY OF PROXY

General

The accompanying Proxy is solicited by the Board of Directors of Bank of Granite Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on April 24, 2000, and any adjournment thereof. The time and place of the meeting is set forth in the accompanying Notice of Meeting. The approximate date on which this Proxy Statement and the accompanying Proxy are first being sent or given to Shareholders of the Company is March 23, 2000.

A copy of the Company's 1999 Annual Report including financial statements is included with this Proxy Statement and has been sent to each person who was a shareholder of record as of the close of business on March 6, 2000. The Company will also provide to any shareholder, without charge, a copy of the Annual Report for 1999 filed on Form 10-K with the Securities and Exchange Commission (the "SEC") upon written request to Kirby A. Tyndall, Secretary, Bank of Granite Corporation, P.O. Box 128, Granite Falls, North Carolina, 28630. Shareholders and other interested parties may also obtain the Company's recent filings with the SEC through the SEC's internet site at www.sec.gov and search on the Company's Central Index Key of 0000810689.

Solicitation

All expenses of preparing, printing, and mailing the Proxy and all material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited through personal interview and telephone by directors, officers, and other employees of the Company, none of whom will receive additional compensation for their services.

Revocability of Proxy

This proxy shall be revocable at any time prior to its exercise by filing a written request with Kirby A. Tyndall, Secretary of the Company, by voting in person at the Shareholders' Meeting, or by presenting a duly executed proxy bearing a later date.

Voting Securities and Vote Required for Approval

At the close of business on March 6, 2000, the record date, the Company had issued and outstanding 11,407,601 shares of Common Stock, par value $1.00 per share, which is the only class of stock outstanding. Only the holders of record of Common Stock of the Company at the close of business on March 6, 2000 are entitled to receive notice of the Annual Meeting of Shareholders and to vote on such matters to come before the Annual Meeting or any adjournment thereof.

Presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting and any adjournment thereof.

The approval of Proposal 1 (the Election of Directors), and Proposal 2 (the Ratification of the Selection of the Company's Independent Accountants), and approval of all other items which may be submitted to the shareholders for their consideration at the Annual Meeting requires the affirmative vote of a majority of shares present and voting. Each shareholder is entitled to one (1) vote for each share of Common Stock held by him or her at the close of business on the record date, March 6, 2000. Cumulative voting is not permitted.

On all proposals, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the outcome of the vote on such proposals.

The Board of Directors unanimously recommends a vote in favor of Proposals 1 and
2. Each Proxy, unless the shareholder otherwise specifies, will be voted in favor of Proposals 1 and 2. In each case where the shareholder has appropriately specified how the Proxy is to be voted, it will be voted in accordance with his or her specifications. Executed but unmarked Proxies that are returned to the Company will be voted (1) in favor of the proposed slate of directors and (2) in favor of the ratification of Deloitte & Touche LLP as the Company's independent accountants. Shareholders may designate a person or persons other than those named in the enclosed Proxy to vote their shares at the Annual Meeting or any adjournment thereof. As to any other matter or business which may be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying Proxy in accordance with the judgment of the person or persons voting the same, but management and Board of the Company do not know or any other matter or business to come before the Annual Meeting.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

To the knowledge of the Company, no individual shareholder owned beneficially more than five percent (5%) of Bank of Granite Corporation's outstanding Common Stock on the record date. Company Common Stock is held by Cede & Co. as nominee of securities depositories for various segments of the financial industry. As of the record date, Cede & Co. held shares registered in street name for approximately 3,100 individuals and organizations.

On the record date, the Company's Common Stock was owned by approximately 5,700 individuals and entities, holding Stock either as holders of record, holders of shares registered in street name or as beneficial owners.

                     INFORMATION ABOUT THE BOARD OF DIRECTORS
                              AND COMMITTEES OF THE BOARD

The Boards of Directors of both the Bank of Granite Corporation and its bank subsidiary, Bank of Granite (the "Bank") are composed of the same persons. The Board of Directors of the Company's mortgage bank subsidiary, GLL & Associates, Inc ("GLL") is composed of the Company's President, the Company's
Secretary/Treasurer and GLL's President.

During the fiscal year ended December 31, 1999, the Bank's Board of Directors held 13 meetings, and the Company's Board of Directors held 5 meetings. All members of both Boards of Directors attended more than 94% of the total number of meetings of the Boards of Directors and the total number of meetings held by committees of the Boards of which they are members. Overall attendance at both Boards' meetings was approximately 93%.

Company and Bank directors, composed of the same persons, were paid an annual retainer of $5,000 and fees of $200 for attendance at each monthly and special meeting of the Board. GLL directors were paid $200 for attendance at each quarterly meeting of GLL's Board. Directors received no additional compensation for attending committee meetings. The Bank's Board of Directors supervises the Bank's compensation matters and functions as the Bank's executive committee. The Company's Board has standing audit and nominating committees. The functions, composition and frequency of meetings for the audit and nominating committees in fiscal year 1999 were as follows:

AUDIT COMMITTEE - The Audit Committee was composed of directors Paul M. Fleetwood, III, Barbara F. Freiman and Boyd C. Wilson, Jr. The Committee, whose members are neither officers nor employees of the Company or Bank, provides general oversight of the internal audit function, reviews the findings of external audits and examinations, evaluates the adequacy of the Bank's insurance coverage, and reviews the activities of the Bank's regulatory compliance efforts. During 1999, 7 meetings were held. All Committee members attended more than 71% of the total number of Audit Committee meetings held during the fiscal year 1999.

NOMINATING COMMITTEE - The Nominating Committee was composed of directors John
A. Forlines, Jr., Barbara F. Freiman, Hugh R. Gaither and Charles M. Snipes. The Committee makes recommendations to the Board of Directors with respect to nominees for election as directors. The Committee would consider shareholder nominees for Company and Bank Board membership. Any shareholder wishing to nominate a candidate for director must follow the procedures set forth in the section of this Proxy Statement entitled "Proposals For 2001 Annual Shareholders Meeting". During 1999, 1 meeting was held, which was attended by all Committee members.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

Seven (7) directors are being considered for election at the Annual Meeting, each to hold office for one year or until a successor is elected an qualified. The Company Board's nominees are shown below along with biographical summaries and beneficial ownership of Common Stock. The information is presented, unless otherwise indicated, as of March 6, 2000.

All of the nominees shown below have been previously elected as directors by the Company's shareholders and are currently serving on the Board of Directors.

In the event a director nominee declines or is unable to serve as director, which is not anticipated, the shares represented by proxy will be voted for the Board's substitute nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS ELECT THE DIRECTOR NOMINEES SHOWN IN THE FOLLOWING TABLE BY VOTING FOR PROPOSAL 1.

                         DIRECTORS AND EXECUTIVE OFFICERS OF
                              BANK OF GRANITE CORPORATION

The number of shares of Bank of Granite Corporation stock beneficially owned by the nominees are those owned as of March 6, 2000. Unless otherwise indicated, each director has sole voting power (or shares such power with his or her spouse) with respect to the shares set forth in the table on the following page. The source of information provided in the table is the Company's shareholder records.

----------------------------------------------------------------------------------------------------------------------------------
    Name                            Principle Occupation         Age on     Director           Amount and Nature         Ownership
                                   during last five years        Dec. 31,   Since (1)            of Beneficial            as % of
                                                                   1999                            Ownership              Common
                                                                                                                           Stock
----------------------------------------------------------------------------------------------------------------------------------
JOHN N. BRAY                        President, Vanguard             57    Bank (1992)           4,051   direct              0.05%
Hickory, N.C.                         Furniture, Inc.                     Corp (1992)           1,175   indirect(2)
--------------------------------------------------------------------------------------------------------------------------------
PAUL M. FLEETWOOD,                  President, Corporate            52    Bank (1998)         112,500   direct              0.99%
  III, CPA                        Management Services, Inc                Corp (1998)              --   indirect
Hickory, N.C.                       and Catawba Valley
                                   Building Supply, Inc.
--------------------------------------------------------------------------------------------------------------------------------
JOHN A. FORLINES, JR.                Chairman and Chief             81    Bank (1954)         531,305   direct              4.78%
Granite Falls, N.C.                  Executive Officer,                   Corp (1987)          14,312   indirect(3)
                                      Bank of Granite
                                     Corporation, since
                                    June 1987; Chairman,
                                    Bank of Granite, since
                                    1972 (Chief Executive
                                      Officer, 1954-94)
--------------------------------------------------------------------------------------------------------------------------------
BARBARA F. FREIMAN                Executive Director of the         65    Bank (1989)           6,576   direct              0.08%
Lenoir, N.C.                        Foundation of Caldwell                Corp (1989)           2,272   indirect(2)
                                    Community College and
                                     Technical Institute
--------------------------------------------------------------------------------------------------------------------------------
HUGH R. GAITHER                      President and Chief            49    Bank (1997)             216   direct              0.00%
Newton, N.C.                         Executive Officer,                   Corp (1997)              --   indirect
                                      Ridgeview, Inc.
--------------------------------------------------------------------------------------------------------------------------------
CHARLES M. SNIPES                    President, Bank of             66    Bank (1982)         131,775   direct              1.47%
Hickory, N.C.                       Granite Corporation;                  Corp (1987)          35,562   indirect(2,3)
                                    President and Chief                   GLL  (1997)
                                     Executive Officer
                                      Bank of Granite
                                    (since 1994); GLL
                                    Chairman; Director
                                  Vanguard Furniture, Inc.
                                    and Ridgeview, Inc.
--------------------------------------------------------------------------------------------------------------------------------
BOYD C. WILSON,                      Vice President and             47    Bank (1996)           5,375   direct              0.10%
  JR., CPA                          Controller, Kincaid                   Corp (1996)           5,871   indirect(2)
Hudson, N.C.                         Furniture Company
--------------------------------------------------------------------------------------------------------------------------------
DIRECTORS AND NAMED EXECUTIVE                                                                 795,173   direct              7.51%
OFFICERS AS A GROUP (9 PERSONS)                                                                61,942   indirect
--------------------------------------------------------------------------------------------------------------------------------

Notes: (1)    Bank of Granite Corporation, the holding company for Bank of
              Granite, was organized on January 30, 1987.

       (2) Shares of stock indirectly owned include those held in their spouse's name or by corporations controlled by such individuals.

       (3) The indirect stock ownership shown for Messrs. Forlines and Snipes and other named executive officers consists of those shares of Company Common Stock obtainable by such individuals within 60 days of March 6, 2000.

                              SUMMARY COMPENSATION TABLE

The following table summarizes current and long-term compensation and provides separate columns for stock-related compensation for each executive officer of the Company and its subsidiaries, Bank of Granite ("Bank") and GLL & Associates, Inc. ("GLL") whose total salary and bonus exceeded $100,000 for 1999.

----------------------------------------------------------------------------------------------------------------------
                                                                                 Compensation
                                                          ---------------------------------------------
                                                                    Annual                   Long-term
                                                          --------------------------
                                                                                             Securities
           Name and                                         Base                             Underlying          All
     Principal Position                     Year           Salary           Bonus(1)         Options(2)       Other(3)
----------------------------------------------------------------------------------------------------------------------
JOHN A. FORLINES, JR                        1999          $235,000          $ 45,700            5,000          $35,459
Company Chairman and Chief
Executive Officer; Bank Chairman            1998          $225,250          $ 45,800            4,375          $22,953

                                            1997          $214,500          $ 46,020            4,375          $38,408
----------------------------------------------------------------------------------------------------------------------
CHARLES M. SNIPES                           1999          $187,500          $ 36,500            5,000          $29,229
Company President;
Bank President and Chief Executive          1998          $180,250          $ 36,800            4,375          $19,483
Officer; GLL Chairman and Director
                                            1997          $171,600          $ 36,820            4,375          $32,867
----------------------------------------------------------------------------------------------------------------------
KIRBY A. TYNDALL                            1999          $ 90,000          $ 17,800            3,000          $13,026
Company, Bank and GLL
Secretary, Treasurer and Chief              1998          $ 85,000          $ 17,400            3,125          $ 8,295
Financial Officer, GLL Director
                                            1997          $ 41,706          $ 17,160            3,125          $ 5,950
----------------------------------------------------------------------------------------------------------------------
GARY L. LACKEY                              1999          $100,000          $ 60,316            1,000          $11,800
GLL President and Chief Executive
Officer, GLL Director                       1998          $ 72,000          $ 80,606            1,250          $10,700

                                            1997          $ 72,000          $161,081               --          $ 8,672
----------------------------------------------------------------------------------------------------------------------

Notes:  (1)   Figures shown represent actual incentive cash bonuses earned and accrued during the year indicated. Mr. Lackey received an additional $100,000 discretionary bonus from GLL in 1997 prior to merger.

        (2) Figures shown represent number of shares of Company Common Stock subject to options which were awarded to the named executive officers shown during the years indicated.

        (3) Figures shown include amounts contributed by the Bank to its Profit-sharing Plan and by GLL to its 401(k) Plan (the "Plans") and allocated to the indicated executive officer's accounts. The plans are "tax qualified" under section 401(a) of the Internal Revenue Code and cover all employees. The following amounts were contributed to the indicated accounts:
              Mr. Forlines $19,200 in 1999, $12,800 in 1998 and $22,400 in
              1997; Mr. Snipes $19,200 in 1999, $12,800 in 1998 and $22,400
              in 1997; Mr. Tyndall $12,888 in 1999, $8,173 in 1998 and
              $5,902 in 1997; and Mr. Lackey $4,600 in 1999, $3,500 in 1998
              and $1,472 in 1997.

              Figures shown also indicate amounts contributed by the Bank to the indicated executive officer's Supplemental Executive Retirement Plan ("SERP") accounts. Because of Internal Revenue Code limitations on amounts which can be contributed to the named executive's Profit-sharing Plan accounts, the SERP was implemented by the Bank during 1994 to help replace those contributions "lost" by the named executives due to these limitations. Participation in the SERP is determined by the Board of Directors. The SERP is not a qualified plan under the Internal Revenue Code. Contribution earnings are tied to the 30 year US Treasury bond. The following amounts were contributed to the indicated accounts: Mr. Forlines $15,039 in 1999, $9,248 in 1998, and $14,982 in 1997; and Mr.
              Snipes $7,716 in 1999, $4,566 in 1998 and $7,043 in 1997.

              The remaining amounts include (i) the value of certain life insurance premiums paid for the indicated executives, based on the term insurance value of such payments as calculated under the Internal Revenue Code P.S. 58 rates or those of the insurer, if lower, and includable in the executive's taxable income for the year and (ii) the value of the personal use portion of the Company's vehicles provided to the executive.

                           OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to options granted during 1999 to the named officers.


-----------------------------------------------------------------------------------------------------------------------------------
                                                           Individual Grants                               Potential Realizable
                                                                                                             Value at Assumed
                                                                                                           Annual Rates of Stock
                                                                                                             Price Appreciation
                                                                                                               for Option Term
                                         ------------------------------------------------------------------------------------------
                                          Number of       % of Total
                                         Securities        Options                                               Appreciation
                                         Underlying       Granted to   Exercise or                                Assumed at
            Name and                      Options         Employees     Base Price     Expiration            5%               10%
       Principal Position                Granted(1)       in 1999(2)   ($/share)(3)      Date(4)             (5)              (6)
-----------------------------------------------------------------------------------------------------------------------------------
JOHN A. FORLINES, JR                        5,000            17.4%        $22.25       08/16/2004          $30,736          $67,919
Company Chairman and Chief
Executive Officer; Bank Chairman
-----------------------------------------------------------------------------------------------------------------------------------
CHARLES M. SNIPES                           5,000            17.4%        $22.25       08/16/2004          $30,736          $67,919
Company President;
Bank President and Chief Executive
Officer; GLL Chairman and Director
-----------------------------------------------------------------------------------------------------------------------------------
KIRBY A. TYNDALL                            3,000            10.4%        $22.25       08/16/2004          $18,442          $40,752
Company, Bank and GLL
Secretary, Treasurer and Chief
Financial Officer, GLL Director
-----------------------------------------------------------------------------------------------------------------------------------
GARY L. LACKEY                              1,000             3.5%        $22.25       08/16/2004          $ 6,147          $13,584
GLL President and Chief Executive
Officer, GLL Director
-----------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)   Figures indicate number of shares of stock with respect to which options were granted under the Plan to the indicated executive officer during 1999. The price at which shares of Company Common
              Stock may be purchased upon the exercise of options under the Plan is equal to 100% of the fair market value of the Company's
              Common Stock on the date the options are granted. All options granted pursuant to the Plan must be exercised within 5 years from the date of grant. Outstanding options must also be exercised during employment or within 3 months after a participating executive's termination of service. If termination of service is by reason of death, an option my be exercised by the executive's legal representative or beneficiary within one year after the date of death. Options granted under the plan are subject to applicable income tax withholding requirements and are not transferable by the holder except by will or by the laws of descent and distribution, and shall be exercisable, during the participating key executive's lifetime, only by the key employee.

        (2) Percent shown indicates options awarded to indicated executive officer as a percentage of total options granted to all Plan participants during 1999.

        (3) The exercise or base price is the dollar amount at which each share of stock subject to option may be acquired by the indicated executive officer. The exercise or base price is the closing market price per share of the Common Stock on the date of the award of the option.

        (4) The date shown indicates the date upon which the options granted will expire.

        (5) The dollar values shown represent the potential realizable value of the grant of options at an assumed 5.0% annualized appreciation rate in the price of Company Common Stock. The potential realizable value is calculated under the following formula: [(A x
              B) - A] x C, where A = $22.25, the exercise price per share (which equals the market price at the time of the grant), B = 1.2763, the assumed rate of stock price appreciation (5%) compounded annually over the five-year term of the option; and C = the number of securities underlying the grant at year end 1999.

        (6) The dollar values shown represent the potential realizable value of the grant of options at an assumed 10% annualized appreciation rate in the price of Company Common Stock. The potential realizable value is calculated under the following formula: [(A x
              B) - A] x C, where A = $22.25, the exercise price per share (which equals the market price at the time of the grant), B = 1.6105, the assumed rate of stock price appreciation (10%) compounded annually over the five-year term of the option; and C = the number of securities underlying the grant at year end 1999.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       LAST FISCAL YEAR- END OPTION VALUES

The following table sets forth information with respect to the exercise of stock options by the named officers during 1999 and unexercised options held as of December 31, 1999.

---------------------------------------------------------------------------------------------------------------------------------
                                          Shares                         Number of Securities             Value of Unexercised
                                        Acquired          Value               Underlying                      In-the-Money
             Name and                  on Exercise      Realized         Unexercised Options at                 Options at
        Principal Position                (#)(1)         ($)(2)            Fiscal Year-end (#)            Fiscal Year-end ($)(3)
---------------------------------------------------------------------------------------------------------------------------------
JOHN A. FORLINES, JR                      5,858          $81,886          Exercisable     12,762          Exercisable     $63,510
Company Chairman and Chief                                              Unexercisable     10,925        Unexercisable     $ 3,351
Executive Officer; Bank Chairman
---------------------------------------------------------------------------------------------------------------------------------
CHARLES M. SNIPES                         5,858          $84,449          Exercisable     12,762          Exercisable     $63,510
Company President;                                                      Unexercisable     10,925        Unexercisable     $ 3,351
Bank President and Chief Executive
Officer; GLL Chairman and Director
---------------------------------------------------------------------------------------------------------------------------------
KIRBY A. TYNDALL                             --          $    --          Exercisable      2,500          Exercisable     $    --
Company, Bank and GLL                                                   Unexercisable      6,750        Unexercisable     $    --
Secretary, Treasurer and Chief
Financial Officer, GLL Director
---------------------------------------------------------------------------------------------------------------------------------
GARY L. LACKEY                               --          $    --          Exercisable        250          Exercisable     $    --
GLL President and Chief Executive                                       Unexercisable      2,000        Unexercisable     $    --
Officer, GLL Director
---------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)   Indicates number of shares acquired by indicated executive officer through the exercise of options during 1999.

        (2) Dollar amounts represent the aggregate dollar value realized by the indicated executive officer upon the exercise of options during 1999. The aggregate dollar value realized is calculated based on the difference between the fair market value of Company Common Stock on the date of exercise, less the underlying option's exercise or base price.

        (3) Dollar amounts shown represent the value of stock options held by the indicated executive officers at year end 1999. Only those options which are "in the money" are reported. An option is considered to be "in the money" if the fair market value of the Company's Common Stock exceeds the exercise or base price of the shares subject to the options at year end 1999. For those options "in the money", value is computed based on the difference between fair market value of Company Common Stock at year end 1999 and the exercise or base price of the shares subject to the options. The value of options exercisable and unexercisable at year end 1999 is also shown.

                 BOARD REPORT ON EXECUTIVE OFFICER COMPENSATION

All compensation paid to the Company's executive officers is paid by the Bank to such persons in their capacity as executive officers of the Bank. Accordingly, the compensation of such executives is reviewed and approved annually by the full Board of Directors of both the Bank and the Company, which consist of the same persons. This report is furnished by the Company's Board of Directors, which acts as the Company's Compensation Committee (the "Committee").

The fundamental philosophy of Bank of Granite Corporation's compensation program is to offer competitive compensation opportunities for all executive officers which are based both on the individual's contribution and on the Company's performance. The compensation paid is designed to retain and reward executive officers who are capable of leading the Company in achieving its business objectives in an industry characterized by complexity, competitiveness, and change. Annual compensation for the Company's CEO (and other executive officers) consists of three elements:

         -        Base salary;

         - An annual cash incentive that is directly and indirectly linked to Company and individual performance (with Company performance measured on the basis of Return on Assets); and

         - Long-term equity participation, consisting of the issuance of stock options, designed to better align the interests of executive officers with those of the Company's shareholders.

For the Company's executives (and CEO), base salary is targeted to approximate average salaries for individuals in similar positions with similar levels of responsibilities who are employed by other banking organizations of similar size. The Company frequently participates in local, state, and other salary / compensation surveys and has access to other published salary / compensation data. The results of such surveys are used by the Committee in helping to set appropriate levels of Company CEO and other executive officer base salaries.

For 1999, the Committee increased the CEO's base salary by 4.3%. The Committee determined that the 4.3% increase in the CEO's base salary was appropriate in light of two primary factors. The first factor was a desire by the Company to provide the CEO with a base salary comparable to that paid by other banking organizations of similar size and financial performance. The Company's Board of Directors annually reviews national, regional, statewide and local peer group salary data (to the extent available) in its determination of a comparable base salary. A second factor considered by the Committee was that the Company's 2.40% return on assets placed the Company among the banking industry's top performers during 1998.

For the Company's executives (and CEO), the annual cash incentive during the years 1997, 1998 and 1999 ranged from 19.4% to 112.0% of base salary. For the Bank's named executives, the annual cash incentive ranged from 19.4% to 41.1% of base salary. For GLL's named executive, the annual cash incentive ranged from 60.3% to 112.0% of base salary. For the Bank and GLL, this means that up to approximately 41.1% and 112.0%, respectively, of executive annual compensation was variable, could fluctuate significantly from year to year, and was directly and indirectly tied to business and individual performance. The CEO's percentage of annual cash incentive for 1999 was 19.4% of base salary. The annual cash incentive for the Bank's named executives is based on the Bank's return on assets (ROA). The Bank's Board of Directors, in its sole discretion, sets the threshold ROA target, based in part on the Bank's financial performance in prior years and the performance of banking organizations of similar size in the Bank's general geographic region. If the threshold ROA target is achieved, a stated dollar amount will be paid into an incentive compensation pool. The incentive compensation pool amounts are then distributed among incentive plan participants based on such participants' base salaries as a percentage of all participants' base salaries. If the Bank earns a ROA above the threshold level, an increasing dollar incentive pool is created up to a maximum dollar amount at a predetermined ROA level. The Company continued the incentive plan for GLL's CEO that GLL had prior to the merger. The incentive plan for GLL's CEO is based on a percentage of earnings before income taxes.

For the Company's CEO, executives (and other key employees), stock options may be granted each year in the sole discretion of the Board of Directors. While no formal system is employed in determining the number of stock options granted, both in the aggregate and to any one individual, the Board does take into account the Company's current financial performance and the number of stock options previously granted.

This report is provided as a summary of current Board practice with regard to annual compensation review and authorization of executive officer compensation and with respect to specific action taken for the CEO.

Because executive officer and CEO salaries are not expected currently or in the near future to exceed those limitations provided under Section 162(m) of the Internal Revenue Code, the Board currently has no specific policy which addresses the income tax deductibility of "qualifying compensation" under this specific code section. However, the Company's 1997 Incentive Stock Option Plan was designed to provide that compensation deductions, if any, available to the Company with respect to remuneration under such plan are not subject to the deduction limitations of Section 162(m).




                          BANK OF GRANITE CORPORATION
                             Compensation Committee
                           of the Board of Directors

                                  John N. Bray
                          Paul M. Fleetwood, III, CPA
                             John A. Forlines, Jr.
                               Barbara F. Freiman
                                Hugh R. Gaither
                               Charles M. Snipes
                            Boyd C. Wilson, Jr., CPA



                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

The full Company Board of Directors serves as the Company's compensation committee. John A. Forlines, Jr. and Charles M. Snipes both served as members of the Company's and Bank's Board of Directors during 1999 and also served as Company and Bank executive officers. Mr. Forlines is the Chairman and CEO of the Company and Chairman of the Bank. Mr. Snipes is the President of the Company, President and CEO of the Bank and Chairman of GLL. While Mr. Forlines and Mr. Snipes specifically excluded themselves from any compensation committee discussions concerning their own compensation, they did participate in compensation committee discussions concerning the compensation of other executive officers.

                            SHAREHOLDER PERFORMANCE GRAPH

The performance graph shown on the following pages compares the Company's cumulative total return over the most recent five year period with both the Nasdaq Total Return Index and an Independent Bank Index (reflecting changes in certain peer group bank stocks). The Independent Bank Index, purchased from an investment banking firm, reflects the total return to shareholders of a group of 22 independent publicly owned community banks located in the southeastern states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia. The banks range in asset size from $190 million to $1.4 billion. Returns are shown on a total return basis which assumes the reinvestment of dividends. Due to the trend of mergers and consolidation in the banking industry, the investment banking firm changes the composition of the Independent Bank Index from year to year to replace community banks that have been acquired or otherwise changed their structure in such a way as to make them unrepresentative of the community banks represented in the Index. The following list contains the institutions included in the 1999 Independent Bank Index.



                                                                                                    Assets
                 Name, City, State                                                             ($ in millions)

                 United Security Bancshares, Inc., Thomasville, AL                                 $    472
                 TIB Financial Corporation, Key Largo, FL                                               372
                 Seacoast Banking Corporation, Stuart, FL                                             1,061
                 Capital City Bank Group, Inc., Tallahassee, FL                                       1,437
                 Fidelity National Corporation, Atlanta, GA                                             848
                 Southwest Georgia Financial Group, Moultrie, GA                                        220
                 PAB Bankshares, Inc., Valdosta, GA                                                     535
                 Four Oaks Fincorp, Inc., Four Oaks, NC                                                 225
                 FNB Financial Services Corporation, Reidsville, NC                                     560
                 First Bancorp, Troy, NC                                                                535
                 CNB Corporation, Conway, SC                                                            469
                 Palmetto Bancshares, Inc., Laurens, SC                                                 624
                 Carolina Southern Bank, Spartanburg, SC                                                201
                 First Pulaski National Corporation, Pulaski, TN                                        282
                 National Bankshares, Inc., Blackburg, VA                                               463
                 FNB Corporation, Christiansburg, VA                                                    497
                 Virginia Commonwealth Financial Corporation, Culpeper, VA                              367
                 Americal National Bankshares, Inc., Danville, VA                                       478
                 Central Virginia Bankshares, Inc., Powhatan, VA                                        190
                 Virginia Financial Corporation, Staunton, VA                                           470
                 C&F Financial Corporation, West Point, VA                                              313
                 First Century Bankshares Inc., Bluefield, WV                                           375

                          BANK OF GRANITE CORPORATION
                          FIVE YEAR PERFORMANCE INDEX

              [chart of Five Year Performance Index appears here]




                                          1994      1995      1996      1997      1998      1999
                                        --------  --------  --------  --------  --------  --------

Bank of Granite Corporation                  100       118       179       192       219       173
Independent Bank Index                       100       122       155       235       246       222
Nasdaq Total Return Index                    100       141       174       213       300       542

The average compound annual returns for the five-year period ended December 31, 1999 were 11.6% for the Company, 17.3% for the Independent Bank Index and 40.2% for the Nasdaq Total Return Index. Returns by year for the Company and the two indices are presented below.

                                                    1995      1996      1997      1998      1999
                                                  --------  --------  --------  --------  --------

Bank of Granite Corporation                           18.0%     51.7%      7.3%     14.1%    -21.0%
Independent Bank Index                                22.0%     27.0%     51.6%      4.7%     -9.8%
Nasdaq Total Return Index                             41.0%     23.4%     22.4%     40.8%     80.7%

                    TRANSACTIONS WITH OFFICERS AND DIRECTORS

The Company has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others; and, in the opinion of Company management, these transactions do not and will not involve more than the normal risk of collectibility or present other unfavorable features.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership of Company Common Stock and reports of changes in ownership. Executive officer, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, all Section 16(a) filings required of its executive officers and directors for 1999 were made in a timely manner.

                    RATIFICATION OF SELECTION OF ACCOUNTANTS
                                  (PROPOSAL 2)

The Board of Directors of the Company has selected the firm of Deloitte & Touche, LLP as independent Certified Public Accountants to examine the financial statements of the Company for the year ending December 31, 2000. The firm is to report on the Company's consolidated balance sheets, and related consolidated statements of income, comprehensive income, cash flows, and changes in shareholders' equity, and to perform such other appropriate accounting services as may be required by the Board of Directors. It is expected that representatives of Deloitte & Touche LLP, who also served as the Company's accounting firm for the past fiscal year, will be present at the shareholders' meeting. They will be provided with any opportunity to make a statement if they desire to do so and to answer appropriate questions which may be raised at the meeting.

The fee arrangement between Deloitte & Touche LLP and Bank of Granite Corporation is based on rates and terms customary for their practice.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 2000 BY VOTING FOR PROPOSAL 2.

                 PROPOSALS FOR 2001 ANNUAL SHAREHOLDERS MEETING

From time to time, individual shareholders may wish to submit proposals which they believe should be voted upon by the Company's shareholders. The Securities and Exchange Commission has adopted regulations which govern the inclusion of such proposals in the Company's annual proxy materials. No such proposals were submitted for the 2000 Annual Meeting. Shareholder proposals intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Secretary of the Company at its executive office, 23 North Main Street, P.O. Box 128, Granite Falls, North Carolina 28630 no later than November 22, 2000 (which is 120 days prior to the expected date of the 2001 Proxy Statement) in order to be eligible for inclusion in the Company's Proxy Ballot and Proxy Statement for the 2001 Annual Meeting.

While the Company's Nominating Committee normally recommends and nominates individuals to serve as directors of the Company, shareholders may also nominate candidates for director, provided that such nominations are made in writing and a received by the Company at its executive offices not later than December 22, 2000 (which is 90 days prior to the expected date of the 2001 Proxy Statement). The nomination should be sent to the attention of the Company Secretary and must include, concerning the director nominee, the following information: full name, age, date of birth, educational background and business experience, including positions held for at least the preceding five years. The nomination must also include home and business addresses and telephone numbers and include a signed representation by the nominee to timely provide all information requested by the Company as part of its disclosure in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the Annual Meeting by a shareholder present in person. The nominee must also be present in person at the meeting. A vote for a person who has not been duly nominated pursuant to these requirements is void.

                                 OTHER BUSINESS

Management of the Company knows of no other business to be presented to the meeting. If other matters should properly come before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying Proxy in accordance with the judgment of the person or persons voting the same.

All shareholders are urged to attend the Annual Meeting of Shareholders on April 24, 2000 at 10:30 a.m., at the Holiday Inn, 138 South Lenoir Rhyne Boulevard, S.E. (at Interstate 40, Exit #125), Hickory, North Carolina, and to vote your shares in person. Even if you plan to attend, please sign and return your Proxy promptly. A Proxy may be revoked at any time before it is voted, and the giving of a Proxy will not affect the right of a shareholder to attend the meeting and vote in person.


                                             By Order of the Board of Directors
                                             BANK OF GRANITE CORPORATION



                                             /s/ Kirby A. Tyndall
Granite Falls, North Carolina                KIRBY A. TYNDALL
March 23, 2000                               Secretary

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                            MANAGEMENT'S DISCUSSION

                               AND ANALYSIS, AND

                               AUDITED FINANCIAL

                                   STATEMENTS

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

Management's Discussion and Analysis is provided to assist in understanding and evaluating the Company's results of operations and financial condition. The following discussion should be read in conjunction with the consolidated financial statements and related notes included elsewhere herein. In 1987, the Bank of Granite Corporation (the "Company") was formed under a plan whereby all previously issued shares of Bank of Granite (the "Bank") stock were exchanged for shares of the Company's stock. The Bank then became a wholly-owned subsidiary of the Company. On November 5, 1997, the Company acquired GLL & Associates, Inc. ("GLL"), a mortgage bank, through a merger in which the Company exchanged its common stock for all of the shares of GLL. The merger was accounted for as a pooling of interests. Therefore, amounts for all periods include GLL as if GLL had been merged with the Company for all such periods. Prior to the merger, GLL had elected to be taxed as a Subchapter S Corporation under the Federal Internal Revenue Code, whereby GLL's earnings were taxable to its owners. Because of this election, GLL did not provide for income taxes on earnings taxable to its owners. Therefore, no income taxes have been provided on earnings prior to the merger date. Income taxes have been provided on GLL's earnings subsequent to the merger date. All information presented is consolidated data unless otherwise specified.

                             RESULTS OF OPERATIONS

The following discussion relates to operations for the year ended December 31, 1999 compared to the year ended December 31, 1998, the year ended December 31, 1998 compared to the year ended December 31, 1997, and the year ended December 31, 1997 compared to the year ended December 31, 1996.

                             1999 COMPARED TO 1998

In 1999, the Company earned $14,736,792, or $1.28 per share, compared to $13,448,435, or $1.17 per share, in 1998. The 1999 earnings equated to returns of 2.46% on average assets and 13.42% on average equity.

The earnings increase was primarily attributable to lower loan loss provisions in 1999, which were $1,862,585 compared to $4,321,740 in 1998. Loan loss provisions in 1998, the previous year, included $3,046,425 related to loans to one of the Bank's customers which proved to be uncollectible. Including the write-off of accrued interest of $91,900 on the loans, the Bank recorded expenses of $3,138,325 before tax, or $1,882,995 after tax, or $0.16 per share. Other changes in revenues and expenses were in the categories of net interest income, other income and other expenses.

Net interest income, the Company's largest source of revenues, increased to $32,253,067 in 1999 from $31,501,214 in 1998. Interest income was $48,005,534 in 1999, up less than 1% from $47,577,090 in 1998, primarily due to increases in the volumes of interest-earning assets which were significantly offset by lower yields over the first half of the year. Average interest-earning assets grew by $35,615,523, or 6.8%, although average loans, the highest yielding asset category, only grew by $7,245,986, or less than 2%. Interest expense decreased 2% to $15,752,467 in 1999 compared to $16,075,876 in 1998. Although time deposit rates rose during 1999, the higher interest costs of time deposits were more than offset by growth in lower cost transaction and savings accounts. Average balances in noninterest-bearing demand accounts and interest-bearing savings, NOW and money market accounts grew $15,971,039, or 7.9%, to $218,302,256 in 1999 from $202,331,217 in 1998. Average balances in time deposits grew $8,032,084, or 3.5%, to $240,211,383 in 1999 from $232,179,299 in
1998. Average overnight borrowings, principally commercial account balances which are swept into the Company's commercial paper overnight, more than doubled to $11,131,756 in 1999 from $5,348,189 in 1998. Average other borrowings, which are used to fund mortgage banking activities, decreased $3,307,633, or 18.1%, due to fewer mortgage originations which began to decline when interest rates rose in the early summer of 1999.

The decline in mortgage origination activity was the principal reason that the Company's fee income decreased in 1999. Other income was $8,209,542 in 1999, a decrease of $454,011, or 5.2%, from such revenues of $8,663,553 in 1998. Fees from the originations of mortgage loans decreased $411,988, or 11.8%, to $3,090,820 in 1999 from $3,502,808 in 1998. Another important source of fee income for the Company is gains from sales of the guaranteed portions of small business administration ("SBA") loans. Such fee income from the sales of SBA loans also declined $108,747 in 1999 to $312,502 from $421,249 in 1998. Both mortgage and SBA lending activities often decline during periods of rising rates.

Other expenses, or overhead, increased $700,272, or 4.4%, to $16,536,075 in 1999 from $15,835,803 in 1998. Personnel expenses, the largest component of overhead, increased $461,076, or 4.9%, to $9,904,199 in 1999 from $9,443,123 in
1998. Occupancy and equipment expenses declined slightly, while a $241,723 increase in other expenses related to mortgage origination activities accounted for most of the $297,465, or 7.0%, increase in other overhead expenses.

                             1998 COMPARED TO 1997

In 1998, the Company produced strong earnings despite a significant third quarter loan charge that ended the Company's record of successive earnings increases. This unusual loan charge related to one borrower and is not believed to be indicative of any pervasive problem within the loan portfolio. Despite the loan charge of $1,882,995 after tax, the Company nevertheless managed to return 2.39% on average assets and 13.35% on average equity. However, net income for 1998 decreased to $13,448,435, or $1.17 per share, compared to $14,431,187, or $1.26 per share, in 1997. Excluding the third quarter loan charge, net income increased 6.2% primarily because of strong mortgage business and the Bank's continued successful efforts to increase net interest income over the previous period. Net interest income increased to $31,501,214 compared to $28,568,306 in 1997. Interest income increased $3,549,236 primarily due to increases in asset volumes. Approximately $3,833,000 of the increase in interest income was attributable to increases in asset volumes slightly offset by a decrease of $284,000 attributable to lower rates. Gross loans increased $27,744,691 or 7.8%, most of which were GLL's mortgage loans in process. Interest expense increased $616,328 of which approximately $1,419,000 was attributable to deposit volume growth partially offset by a decrease of approximately $803,000 attributable to lower rates. Other income increased 6.8% to $8,663,553 compared to $8,110,184 in 1997. Excluding 1997 nonrecurring gains from the sales of mortgage servicing rights, other income increased 15.4%. The increase in service charges on deposit accounts of $279,235 resulted from growth in transaction deposit accounts. During 1998, the Company continued to place emphasis on nontraditional banking services such as annuities, leasing, mortgage and small business administration loan originations. In focusing on these products, the Company experienced volatility in earnings commonly associated with such products. Other service fees and commissions increased $669,248 which was primarily due to increases in fees from mortgage originations and annuity sales, both of which tend to rise during periods of falling interest rates. For the year ended December 31, 1998, the Company earned $3,502,808 in fees from the origination of mortgage loans compared to $2,863,942 in 1997. Other income decreased by $393,152 primarily because 1997 included a $601,135 nonrecurring gain, before taxes, from the sale of GLL's mortgage servicing rights. Another important source of nontraditional income is gains from sales of the guaranteed portions of small business administration ("SBA") loans. Such sales of SBA loans generated income of $421,249 in 1998 compared to $242,898 in 1997. Other expenses, or overhead, increased $1,716,753 or 12.2% over the previous year. Salaries increased $1,265,467 or 18.3%. The Bank's salaries increased 5.4% while GLL's salaries increased 54.8% because of increased mortgage origination activity. Occupancy increased $153,358 primarily because of two new Bank offices and three new GLL offices. Equipment expenses increased $220,553 primarily because of depreciation of planned technology replacements and expenses related to year 2000 transition (see "Year 2000 Transition" below). Other noninterest expenses increased $161,093, or 4%. Excluding 1997 nonrecurring GLL merger costs of $405,678, before taxes, other expenses rose 15.5% in 1998, primarily because of expenses associated with two new banking offices, a new cash flow manager product and increased mortgage loan production.

                             1997 COMPARED TO 1996

Net income for 1997 was $14,431,187, or $1.26 per share, compared to $13,365,872, or $1.17 per share, in 1996. This 8% increase in net income resulted primarily from the Bank's continued successful efforts to increase net interest income over the previous period. Net interest income increased to $28,568,306 compared to $25,530,554 in 1996. The $3,363,791 increase in interest income was attributable to increases in loan volume. Approximately $3,198,000 of the increase in interest income was attributable to increases in volume and $165,000 to increases in interest rates. Gross loans increased $28,101,441 or 8.5%. Interest expense increased $326,039 of which approximately $495,000 was attributable to deposit growth partially offset by a decrease of approximately $169,000 attributable to a lower cost of funds. Other income increased 12% to $8,110,184 compared to $7,239,670 in 1996. The increase in service charges on deposit accounts of $165,809 results from growth in deposit accounts. During 1997, the Company continued to place emphasis on nontraditional banking services such as annuities, leasing, mortgage and small business administration loan originations. In focusing on these products, the Company experienced volatility in earnings commonly associated with such products. Other service fees and commissions increased $393,984 which was primarily due to increases in fees from annuity sales and mortgage originations, both of which tend to rise during periods of falling interest rates. For the year ended December 31, 1997, the Company earned $2,863,942 from the origination of mortgage loans compared to $2,655,198 in 1996.

Other income increased by $481,112 which was primarily attributable to a $601,135 nonrecurring gain, before taxes, from the sale of GLL's mortgage servicing portfolio. The gain was partially offset by a $194,465 decrease in fees from sales of the guaranteed portions of small business administration ("SBA") loans. Such sales of SBA loans generated fees of $242,898 in 1997 compared to $437,363 in 1996. Other expenses, or overhead, increased $1,755,055 or 14.2% over the previous year. Salaries increased $684,718 or 11% as a result of general salary increases and the employment of additional staff for a new office and to service a new loan product. Equipment expenses increased $136,322 primarily because of depreciation of new digital imaging technology. Other noninterest expenses increased $869,700, or 27.2%, including nonrecurring costs of $405,678, before taxes, in expenses related to the merger of GLL.

                              NET INTEREST INCOME

Net interest income (the difference between interest earned on interest-earning assets and interest paid on interest-bearing liabilities, primarily deposits in the Company's subsidiary bank) represents the most significant portion of the Company's earnings. It is management's on-going policy to optimize net interest income. Net interest income totaled $32,253,067, $31,501,214, and $28,568,306 for 1999, 1998 and 1997 respectively, representing an increase of 2.4% for 1999 over 1998, 10.3% for 1998 over 1997, and 11.9% for 1997 over 1996. Interest rate spreads have been at least 4.5% over the last three years, and the Company continues efforts to maximize these favorable spreads by management of both loan and deposit rates in order to support the overall earnings growth. The following table presents the daily average balances, interest income / expense and average rates earned and paid on interest-earning assets and interest-bearing liabilities of the Company for the last three years.


                 AVERAGE BALANCES AND INTEREST INCOME ANALYSIS
                        for the years ended December 31,

                                                  1999                           1998                          1997
                                     ------------------------------- ----------------------------- -----------------------------
                                                 AVERAGE    INTEREST           Average    Interest            Average   Interest
                                      AVERAGE     YIELD/    INCOME/   Average   Yield/    Income/   Average    Yield/   Income/
dollars in thousands                  BALANCE      COST     EXPENSE   Balance    Cost     Expense   Balance    Cost     Expense

ASSETS
Loans(1)                             $380,693     10.04%   $ 38,235  $373,447   10.41%   $ 38,894  $347,435   10.43%   $ 36,246
Taxable securities                     76,574      6.23%      4,768    69,309    6.23%      4,318    66,986    6.47%      4,331
Nontaxable securities(2)               74,506      7.27%      5,418    65,506    8.02%      5,252    61,997    8.07%      5,005
Federal funds sold                     30,166      4.91%      1,481    18,058    5.27%        951     3,516    5.63%        198
                                     --------              ------------------            ==================            ========
Total interest-earning assets         561,939      8.88%     49,902   526,320    9.39%     49,415   479,934    9.54%     45,780
                                                           --------                      ========                      ========
Cash and due from banks                23,292                          22,633                        21,635
All other assets                       13,317                          13,961                        11,295
                                     --------                        ========                      --------
Total assets                         $598,548                        $562,914                      $512,864
                                     ========                        ========                      ========
LIABILITIES AND
  SHAREHOLDERS' EQUITY
NOW deposits                         $ 70,087      1.52%      1,067  $ 62,799    1.39%        872  $ 60,716    2.38%      1,443
Money market deposits                  31,917      3.27%      1,045    30,131    3.17%        956    28,971    2.70%        782
Savings deposits                       25,295      1.74%        439    24,805    1.79%        443    23,926    2.35%        562
Time deposits of $100,000
  or more                              99,400      5.25%      5,222   101,043    5.65%      5,710    90,931    5.64%      5,132
Other time deposits                   140,811      4.85%      6,826   131,137    5.37%      7,037   123,984    5.39%      6,679
                                     --------              ==================            ==================            --------
Interest-bearing deposits             367,510      3.97%     14,599   349,915    4.29%     15,018   328,528    4.44%     14,598
Overnight borrowings                   11,291      4.39%        496     5,568    4.72%        263     4,298    5.07%        218
Other borrowings                       15,002      4.38%        657    18,310    4.34%        795    10,289    6.26%        644
                                     ========              ==================            ------------------            --------
Total interest-bearing liabilities    393,803      4.00%     15,752   373,793    4.30%     16,076   343,115    4.51%     15,460
                                                           ========                      ========                      --------
Noninterest-bearing deposits           90,845                          84,376                        77,240
Other liabilities                       4,078                           3,992                         3,475
Shareholders' equity                  109,822                         100,753                        89,034
Total liabilities and
  shareholders' equity
                                     --------                        ========                      ========
                                     $598,548                        $562,914                      $512,864
                                     ========                        ========                      ========
Net yield on earning assets and
  net interest income(2)(3)                        6.08%   $ 34,150              6.33%   $ 33,339              6.32%   $ 30,320
                                                           ========                      ========                      ========
Interest rate spread(4)                            4.88%                         5.09%                         5.03%

----------------------------------
(1) Non-accrual loans have been included.
(2) Yields and interest income on tax-exempt investments have been adjusted to tax equivalent basis using 35% for 1999, 1998 and 1997.
(3) Net yield on earning assets is computed by dividing net interest earned by average earning assets.
(4) The interest rate spread is the interest earning assets rate less the interest earning liabilities rate.

Changes in interest income and interest expense can result from changes in both volume and rates. The following table sets forth the dollar amount of increase (decrease) in interest income and interest expense resulting from changes in the volume of interest earning assets and interest bearing liabilities and from changes in yields and rates.

                   INTEREST RATE AND VOLUME VARIANCE ANALYSIS
                        for the years ended December 31,

                                      1999 COMPARED TO 1998                        1998 compared to 1997
                                  ----------------------------                 -----------------------------
                                        CHANGE                                      Change
                                    ATTRIBUTABLE TO                             Attributable to
                                  ------------------                           ------------------
dollars in thousands              VOLUME(1)  RATE(1)    TOTAL                  Volume(1)  Rate(1)    Total

Loans                             $    741  $ (1,400) $   (659)                $  2,711  $    (63) $  2,648
Taxable securities                     452        (2)      450                      147      (160)      (13)
Nontaxable securities                  688      (522)      166                      282       (35)      247
Federal funds sold                     616       (86)      530                      792       (39)      753
Interest-earning assets              3,254    (2,767)      487                    4,390      (755)    3,635

NOW deposits                           106        89       195                       39      (610)     (571)
Money market deposits                   58        31        89                       34       140       174
Savings deposits                         9       (13)       (4)                      18      (137)     (119)
Time deposits of $100,000
  or more                              (90)     (398)     (488)                     571         7       578
Other time deposits                    494      (705)     (211)                     385       (27)      358
Interest-bearing deposits              727    (1,146)     (419)                     934      (514)      420
Overnight borrowings                   261       (28)      233                       62       (17)       45
Other borrowings                      (144)        6      (138)                     425      (274)      151
Interest-bearing liabilities           830    (1,154)     (324)                   1,351      (735)      616

----------------------------------
(1) The rate/volume variance for each category has been allocated equally on a consistent basis between rate and volume variances.

             LIQUIDITY, INTEREST RATE SENSITIVITY AND MARKET RISKS

The objectives of the Company's liquidity management policy include providing adequate funds to meet the needs of depositors and borrowers at all times, as well as providing funds to meet the basic needs for on-going operations of the Company and regulatory requirements. Liquidity requirements of the Company are met primarily through two categories of funds. The first is core deposits which includes demand deposits, savings accounts and certificates of deposits. The Company considers these to be a stable portion of the Company's liability mix and the result of on-going stable consumer and commercial banking relationships. At December 31, 1999, the Company's core deposits, defined as total deposits excluding time deposits of $100,000 or more, totaled $361,617,633, or 76.7%, of the Company's total deposits.

The other principal method of funding utilized by the Company is through large denomination certificates of deposit, federal funds purchased, repurchase agreements and other short-term borrowings. The Company's policy is to emphasize core deposit growth rather than growth through purchased or brokered liabilities as the cost of purchased or brokered liabilities are greater.

The majority of the Company's deposit mix are rate-sensitive instruments with rates which tend to fluctuate with market rates. This, coupled with the Company's short-term certificates of deposit, has increased the opportunities for deposit repricing. The Company places great significance on monitoring and managing the Company's asset/liability position. The Company's policy of managing its interest margin (or net yield on interest-earning assets) is to maximize net interest income while maintaining a stable deposit base. The Company's deposit base is not generally subject to volatility experienced in national financial markets in recent years; however, the Company does realize the importance of minimizing such volatility while at the same time maintaining and improving earnings. A common method used to manage interest rate sensitivity is to measure, over various time periods, the difference or gap between the volume of interest-earning assets and interest-bearing liabilities repricing over a specific time period. However, this method addresses only the magnitude of funding mismatches and does not address the magnitude or relative timing of rate changes. Therefore, management prepares on a regular basis earnings projections based on a range of interest rate scenarios of rising, flat and declining rates in order to more accurately measure interest rate risk.

Interest-bearing liabilities and the loan portfolio are generally repriced to current market rates. The Company's balance sheet is asset-sensitive, meaning that in a given period there will be more assets than liabilities subject to immediate repricing as the market rates change. Because most of the Company's loans are at variable rates, they reprice more rapidly than rate sensitive interest-bearing deposits. During periods of rising rates, this results in increased net interest income. The opposite occurs during periods of declining rates.

                    INTEREST RATE SENSITIVITY (GAP ANALYSIS)
                            As of December 31, 1999


                                                          Interest Sensitive Within                    Non-sensitive
                                                     ----------------------------------       Total     or Sensitive
                                                        1 to        91 to      181 to        Within       Beyond
dollars in thousands                                   90 Days    180 Days     365 Days      1 Year       1 Year        Total

INTEREST-EARNING ASSETS
Interest-bearing due from banks                      $     269                             $     269                  $     269
Federal funds sold                                      27,650                                27,650                     27,650
Securities (at amortized cost) (1):
  U.S. Treasury                                          1,498   $   1,002                     2,500     $   7,526       10,026
  U.S. Government agencies                               5,000          --    $   4,000        9,000        53,930       62,930
  States and political subdivisions                      1,260       4,824          201        6,285        68,593       74,878
  Other (including equity securities)                      125         100          170          395         8,359        8,754
Loans (gross):
  Real estate - Construction                            35,348         358          137       35,843         3,114       38,957
  Real estate - Mortgage                               147,021         727        1,112      148,860        28,144      177,004
  Commercial, financial and agricultural               122,875       1,036        1,387      125,298        16,415      141,713
  Consumer                                               9,417         662        1,295       11,374        20,957       32,331
  All other                                                791          --           --          791             4          795
                                                     --------------------------------------------------------------------------
Total interest-earning assets                        $ 351,254   $   8,709    $   8,302    $ 368,265     $ 207,042    $ 575,307
                                                     --------------------------------------------------------------------------
INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
  Savings and NOW accounts                           $  98,307   $  98,307    $  98,307
  Money market accounts                                 33,663      33,663       33,663
  Time deposits of $100,000 or more                     62,387   $  25,251    $  14,656      102,294     $   7,748      110,042
  Other time deposits                                   43,514      36,493       32,391      112,398        26,149      138,547
Overnight borrowings                                    13,462      13,462       13,462
Other borrowings                                         8,626       8,626        8,626
                                                     --------------------------------------------------------------------------
Total interest-bearing liabilities                   $ 259,959   $  61,744    $  47,047    $ 368,750     $  33,897    $ 402,647
                                                     --------------------------------------------------------------------------

Interest sensitivity gap                             $  91,295   $ (53,035)   $ (38,745)   $    (485)
Cumulative interest sensitivity gap                     91,295      38,260         (485)        (485)
Interest earning-assets as a percentage
  of interest-bearing liabilities                          135%         14%          18%         100%
---------------------------------------              -----------------------------------------------

(1) Interest sensitivity periods for debt securities are based on contractual maturities.

The Company uses several modeling techniques to measure interest rate risk including the gap analysis previously discussed, the simulation of net interest income under varying interest rate scenarios and the theoretical impact of immediate and sustained rate changes referred to as "rate shocks." The following table summarizes the estimated theoretical impact on the Company's tax equivalent net interest income and market value of equity from hypothetical "rate shocks" of plus and minus 1%, 2%, 3% and 4% as compared to the estimated theoretical impact of rates remaining unchanged. The prospective effects of these hypothetical interest rate changes, is based upon numerous assumptions including relative and estimated levels of key interest rates. "Rate shock" modeling is of limited usefulness because it does not take into account the pricing strategies management would undertake in response to the depicted sudden and sustained rate changes. Additionally, management does not believe rate changes of the magnitude described are likely in the forecast period presented.

dollars in thousands                         Estimated Resulting Theoretical          Estimated Resulting Theoretical
      Hypothetical Immediate               Tax Equivalent Net Interest Income              Market Value of Equity
    and Sustained Rate Change                   Amount           % Change                 Amount      % Change

               +4%                          $    39,540               8.2%             $  111,415        0.2%
               +3%                               38,779               6.2%                111,464        0.2%
               +2%                               38,024               4.1%                111,451        0.2%
               +1%                               37,275               2.0%                111,376        0.1%
                0%                               36,532               0.0%                111,238        0.0%
               -1%                               35,795              -2.0%                111,038       -0.2%
               -2%                               35,064              -4.0%                110,780       -0.4%
               -3%                               34,338              -6.0%                110,469       -0.7%
               -4%                               33,618              -8.0%                110,114       -1.0%

The following table presents the maturity distribution of the Company's loans by type, including fixed rate loans.

       MATURITIES AND SENSITIVITIES OF LOANS TO CHANGES IN INTEREST RATES
                            As of December 31, 1999

                                                                          Within          One to         Five
                                                                           One             Five        Years or
dollars in thousands                                                       Year            Years         More            Total

Real estate - Construction                                               $ 16,958        $ 14,467        $ 7,532        $ 38,957
Real estate - Mortgage                                                     33,905          65,675         77,424         177,004
Commercial, financial and agricultural                                     82,001          53,217          6,495         141,713
Consumer                                                                    7,744          23,622            965          32,331
All other                                                                     773              11             11             795
                                                                         --------        --------        -------        --------
Total                                                                    $141,381        $156,992        $92,427        $390,800
                                                                         ========        ========        =======        ========

Predetermined rate, maturity
  greater than one year                                                                  $ 52,223        $15,369        $ 67,592
Variable rate or maturing within
  one year                                                                141,381         104,769         77,058         323,208
                                                                         --------        --------        -------        --------
Total                                                                    $141,381        $156,992        $92,427        $390,800
                                                                         ========        ========        =======        ========


The Company's rate paid on interest-bearing deposits declined to 3.97% in 1999 compared to 4.29% in 1998. The Company's deposit growth was primarily reflected in time deposits, which decreased $3,268,696. Rate sensitive consumers chose to place funds in more liquid and shorter term deposit accounts in anticipation of rising rates. Increased customer awareness of interest rates increases the importance of rate management by the Company. The Company's management continuously monitors market pricing, competitor rates, and internal interest rate spreads to maintain the Company's growth and profitability. Deposits continue to be the principal source of funds for continued growth, so the Company attempts to structure its rates so as to promote deposit and asset growth while at the same time increasing the overall profitability of the Company. The daily average amounts of deposits of the Bank are summarized below.

                                AVERAGE DEPOSITS
                        for the years ended December 31,

dollars in thousands                   1999            1998             1997

Non-interest-bearing deposits        $ 90,845        $ 84,376        $ 77,240
Interest-bearing deposits             367,510         349,915         328,528
                                     --------        --------        --------
Total                                $458,355        $434,291        $405,768
                                     ========        ========        ========

The preceding table includes certificates of deposits $100,000 and over which at December 31, 1999 totaled approximately $110,042,000. The following table presents the maturities of these time deposits of $100,000 or more.

                MATURITIES OF TIME DEPOSITS OF $100,000 OR MORE
                            As of December 31, 1999

                                                 Within       Three to      Six to      Within      One to
                                                 Three          Six         Twelve       One         Five
dollars in thousands                             Months        Months       Months       Year        Years       Total

Time deposits of $100,000 or more             $    62,254  $    25,251  $    14,656  $  102,161  $     7,881  $  110,042
                                              --------------------------------------------------------------------------

                               CAPITAL RESOURCES

Funding for the future growth and expansion of the Company is dependent upon earnings of the subsidiaries. As of December 31, 1999, the Company's ratio of total capital to risk-adjusted assets was 27.57%. The Company is one of the soundest and most strongly capitalized in the nation, and fully expects to be able to meet future capital needs caused by growth and expansion as well as regulatory capital requirements. The Company is not aware of any current recommendation by regulatory authorities which if implemented would materially affect the Company's liquidity, capital resources or operations.

                                     LOANS

Historically, the Company makes loans within its market area. It makes consumer and commercial loans through the Bank and mortgage loans through GLL. The Bank generally considers its market to be Caldwell, Catawba and Burke counties of North Carolina. GLL considers its market area to be the central and southern Piedmont and Catawba Valley regions of North Carolina. Total loans at December 31, 1999 were $390,189,234. This compares with $385,590,204 at December 31,
1998, an increase of $4,599,030 or 1.19%. The Company places emphasis on consumer based installment loans and commercial loans to small and medium sized business. The Company has a diversified loan portfolio with no concentrations to any one borrower, industry or market region. The amounts and types of loans outstanding for the past five years ended December 31 are shown on the following table.

                                     LOANS
                               As of December 31,

                               1999                1998                  1997                   1996                   1995
                       ----------------------------------------------------------------------------------------------------------
                                   % OF                 % of                   % of                  % of                   % of
                                   TOTAL                Total                  Total                 Total                  Total
dollars in thousands    AMOUNT     LOANS     Amount     Loans       Amount     Loans       Amount    Loans       Amount     Loans

LOANS
Real estate -
  Construction         $ 38,957    10.0%    $ 32,397     8.7%     $ 37,227     10.4%      $ 32,234     9.8%      $ 27,108     8.7%
  Mortgage              177,004    45.2%     188,167    48.7%      155,805     43.5%       143,243    43.3%       129,791    41.3%
Commercial,
  financial and
  agricultural          141,713    36.3%     129,854    33.6%      126,524     35.3%       116,469    35.2%       120,537    38.5%
Consumer                 32,331     8.3%      35,734     9.3%       38,523     10.7%        38,214    11.6%        35,620    11.4%
All other                   795     0.2%         117     0.0%          460      0.1%           194     0.1%           241     0.1%
                       --------             --------              --------                --------               --------

Total loans             390,800   100.0%     386,269   100.0%      358,539    100.0%       330,354   100.0%       313,297   100.0%
                       ========             ========              ========                ========               ========

Deferred origination
  fees, net                (611)                (679)                 (693)                   (610)                  (518)
                       --------             --------              --------                --------               --------
Total loans, net of
  deferred fees        $390,189             $385,590              $357,846                $329,744               $312,779
                       ========             ========              ========                ========               ========


                         LOANS AND NONPERFORMING ASSETS
                               As of December 31,

dollars in thousands                                   1999         1998          1997          1996         1995

NONPERFORMING ASSETS
Nonaccrual loans                                     $1,079        $  639        $  728        $  409        $231
Loans past due 90 days or more
  and still accruing interest                           981         2,955         1,899           649         441
Foreclosed properties                                    54           290            79            --          --
                                                     ------------------------------------------------------------
Total                                                $2,114        $3,884        $2,706        $1,058        $672
                                                     ============================================================

Any loans classified by regulatory examiners as loss, doubtful, substandard or special mention that have not been disclosed hereunder, or under "Loans" or "Asset Quality" narrative discussions do not (i) represent or result from trends or uncertainties that management expects will materially impact future operating results, liquidity or capital resources, or (ii) represent material credits about which management is aware of any information that causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

Real estate loans comprised 55.2% of the portfolio in 1999 compared to 57.1% in 1998. Commercial loans comprised 36.3% of the portfolio in 1999 compared to 33.6% in 1998, while consumer loans comprised 8.3% in 1999 compared to 9.3% in 1998. Commercial loans of $141,712,933, consumer loans of $32,330,735 and real estate mortgage loans of $177,004,429 are loans for which the principal source of repayment is derived from the ongoing cash flow of the business. Real estate construction loans of $38,956,900 are loans for which the principal source of repayment comes from the sale of real estate or from obtaining permanent financing.

                   PROVISION AND ALLOWANCES FOR LOANS LOSSES

Management determines the allowance for loans losses based on a number of factors including reviewing and evaluating the Company's loan portfolio in order to identify potential problem loans, credit concentrations and other risk factors connected to the loans portfolio as well as current and projected economic conditions locally and nationally. Upon loan origination, management evaluates the relative quality of each loan and assigns a corresponding loan grade. All loans are periodically reviewed to determine whether any changes in these loan grades are necessary. This loan grading system assists management in determining the overall risk in the loan portfolio.

The allowance for loan losses is created by direct charges to operations. Losses on loans are charged against the allowance for loan losses in the accounting period in which they are determined by management to be uncollectible. Recoveries during the period are credited to the allowance for loan losses.

Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market value or fair value of the collateral if the loan is collateral dependent. Most of the loans measured by fair value of the underlying collateral are commercial loans, others consists of small balance homogenous loans and are measured collectively. The Bank classifies a loan as impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. At December 31, 1999 and 1998, the recorded investment in loans that are considered to be impaired was $2,357,685 ($1,135,042 of which was on a nonaccrual basis) and $826,806 ($639,041 of which was on a nonaccrual basis), respectively. The average recorded balance of impaired loans during 1999 and 1998 was not significantly different from the respective ending balances at December 31, 1999 and 1998. The related allowance for loan losses for these loans was $746,783 and $250,979 at December 31, 1999 and 1998, respectively. For the years ended December 31, 1999 and 1998, the Bank recognized interest income on those impaired loans of approximately $107,241 and $16,467, respectively.

Management realizes that general economic trends greatly affect loan losses and no assurances can be made that further charges to the loan loss allowance may not be significant in relation to the amount provided during a particular period or that further evaluation of the loan portfolio based on conditions then prevailing may not require sizable additions to the allowance, thus necessitating similarly sizable charges to operations. The allowance for loan losses was 1.23%, 1.21% and 1.48% of net loans outstanding at December 31, 1999, 1998 and 1997, respectively, which was consistent with both management's desire for strong reserves and the credit quality ratings of the loan portfolio. The ratio of net charge-offs during the year to average loans outstanding during the period were 0.46%, 1.31% and 0.22% at December 31, 1999, 1998 and 1997, respectively. These ratios reflect management's conservative lending, and effective efforts to recover credit losses.

In the third quarter of 1998, the Company announced that one of the Bank's borrowers, a textile related plant and its owners, was unable to repay loans which the Bank had made for a period extending over several years. The Bank had hoped that this borrower's business would improve. The borrower managed to generate positive cash flows in mid-summer, but the positive cash flows proved to be short-lived. The Bank increased its loan loss reserves by $3,046,425 and wrote off related accrued interest of $91,900 resulting in an aggregate charge to earnings of $3,138,325 before tax, or $1,882,995 after tax, or 16.4 cents per share. The Bank also charged off its previously recognized estimated loss, included in the allowance for loan losses, on the loans to this borrower. The textile plant's assets were sold in the fourth quarter of 1998. Management assessed the likelihood of any further recovery of this loss as remote. Because this loan charge was related to one borrower and its financial circumstances, the charge was not indicative of any pervasive problem within the loan portfolio.

The following table presents an analysis of the allowance for loan losses.

                    CHANGES IN THE ALLOWANCE FOR LOAN LOSSES
                        for the years ended December 31,

dollars in thousands                                               1999       1998        1997        1996       1995

Balance at beginning of year                                     $4,620      $5,203      $4,794      $4,645      $3,996
                                                                 ------------------------------------------------------
Loans charged off:
  Real estate                                                       662         228          70           -           -
  Commercial, financial and agricultural                            954       4,458         452         533         297
  Credit cards and related plans                                     33          20          19          17           8
  Installment loans to individuals                                  232         382         308         192         288
                                                                -------------------------------------------------------
Total charge-offs                                                 1,881       5,088         849         742         593
                                                                -------------------------------------------------------
Recoveries of loans previously charged off:
  Real estate                                                        16           5           4           -           -
  Commercial, financial and agricultural                             58         119           3          27          40
  Credit cards and related plans                                      7           5           3           5           5
  Installment loans to individuals                                   64          54          73          39          80
                                                                -------------------------------------------------------
Total recoveries                                                    145         183          83          71         125
                                                                -------------------------------------------------------
Net charge-offs                                                   1,736       4,905         766         671         468
                                                                -------------------------------------------------------
Additions charged to operations                                   1,863       4,322       1,175         820       1,117
                                                                -------------------------------------------------------
                                                                 $4,747      $4,620      $5,203      $4,794      $4,645
                                                                -------------------------------------------------------
Ratio of net charge-offs during the year to
  average loans outstanding during the year                        0.46%       1.31%       0.22%       0.21%       0.16%

The following table presents the allocation of the allowance for loan losses by category.

                  ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES
                            As of December 31, 1999

                               1999                1998                 1997               1996                 1995
                         ------------------  ------------------  ------------------  ------------------- ------------------
                                   % of                 % of                 % of               % of                 % of
                                   Total                Total                Total              Total                Total
dollars in thousands     Amount    Loans      Amount    Loans      Amount    Loans    Amount    Loans      Amount    Loans

Real estate              $1,219     55.2%     $  913     57.1%     $1,115     53.9%   $1,378     53.1%     $1,259     50.0%
Commercial,
Commercial, financial
  and agricultural        2,909     36.3%      3,058     33.6%      3,241     35.3%    2,718     35.2%      2,717     38.5%
Consumer                    447      8.3%        451      9.3%        615     10.7%      518     11.6%        498     11.4%
All other loans               -      0.2%          -      0.0%          -      0.1%        -      0.1%          -      0.1%
Unallocated                 172      n/a         198      n/a         232      n/a       180      n/a         171      n/a
                         ------               ------               ------             ------               ------
Total loans              $4,747    100.0%     $4,620    100.0%     $5,203    100.0%   $4,794    100.0%     $4,645    100.0%
                         ======               ======               ======             ======               ======

                             INVESTMENT SECURITIES

At December 31, 1999, the securities classified as available for sale, carried at market value, totaled $70,205,689 with an amortized cost of $71,447,969. Securities available for sale are securities which will be held for an indefinite period of time, including securities that management intends to use as a part of its asset/liability strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk or the need to increase regulatory capital or other similar factors. Securities available for sale consist of U.S. Treasury Notes with an average life of 1.2 years, U.S. Government Agencies with an average life of 3.7 years, and other bonds, notes and debentures with an average life of 5.0 years. There have been no transfers or sales of securities classified as held to maturity. Securities classified as held to maturity totaled $85,139,790 with a market value of $84,030,013 at December 31, 1999. Management determined that it has both the ability and intent to hold those securities classified as investment securities until maturity. Securities held to maturity consist of U.S. Treasury Notes with an average life of 3.2 years, U.S. Government Agencies with an average life of 3.9 years, and municipal bonds with an average life of 5.2 years. During 1999, $22,127,601 in securities matured and no securities were sold. The proceeds from maturities were reinvested along with funds in excess of loan demand.

              CONTRACTUAL MATURITIES AND YIELDS OF DEBT SECURITIES
                            As of December 31, 1999

                                                                     After One Year but After Five Years but
                                                   Within One Year    Within Five Years   Within Ten Years     After Ten Years
                                                   ---------------------------------------------------------------------------
dollars in thousands                               Amount    Yield     Amount    Yield    Amount    Yield     Amount    Yield

Available for sale:(1)
  U.S. Treasury                                    $ 2,500    6.74%    $ 6,016    6.70%
  U.S. government agency                             9,000    6.19%     28,798    6.74%    $16,380    6.61%
  Other                                                395    8.67%      3,103    8.56%        199    7.13%    $  700   7.41%
                                                   -------             -------             -------             ------
  Total                                            $11,895    6.39%    $37,917    6.88%    $16,579    6.62%    $  700   7.41%
                                                   =======             =======             =======             ======

Held to maturity:
  U.S. Treasury                                                        $ 1,510    6.00%
  U.S. government agency                                                 6,035    5.81%    $ 2,717    6.05%
  State and political subdivisions(2)              $ 6,285    8.47%     32,200    8.32%     27,201    8.25%    $9,192   7.68%
                                                   -------             -------             -------             ------
  Total                                            $ 6,285    8.47%    $39,745    7.85%    $29,918    8.05%    $9,192   7.68%
  -----------------------------------              =======             =======             =======             ======

(1)      Securities available for sale are stated at amortized cost.
(2) Yields on tax-exempt investments have been adjusted to tax equivalent basis using 35% for 1999.

                              YEAR 2000 TRANSITION

As was the case with most businesses, the Company committed significant time and effort to ensuring that its technology systems were year 2000 compliant. Largely due to such preparations, the Company's transition into the year 2000 was uneventful, which was the Company's desired outcome.

During 1999, the Company spent approximately $45,650 on its year 2000 preparations, of which it capitalized new equipment and software of approximately $11,000 and expensed approximately $34,650 against 1999 earnings. The Company estimates that its total cumulative costs of year 2000 compliance were $131,650, of which it capitalized approximately $33,000 and expensed approximately $98,650 against earnings. In providing these amounts, the Company has excluded the technology upgrade costs that were planned in the normal course of business and not necessarily in response to its year 2000 compliance plan. For example, the Company's routine technology upgrades for 1997, 1998 and 1999 included a new imaging system to replace its aging item processing system, new ATM's and personal computer file servers throughout those respective networks, a new teller automation system throughout its offices, Internet banking software and numerous personal computer hardware and software systems previously scheduled for replacement. The Company routinely makes investments in technology in its efforts to improve customer service and to efficiently manage its product and service delivery systems.

                                   INFLATION

Since the assets and liabilities of a bank are primarily monetary in nature (payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same.

While the effect of inflation is normally not as significant as is the influence on those businesses which have large investments in plant and inventories, it does have an effect. There are normally corresponding increases in the money supply, and banks will normally experience above average growth in assets, loans and deposits. Also, general increases in the prices of goods and services will result in increased operating expenses.

                           FORWARD LOOKING STATEMENTS

The discussions presented in this annual report contain statements that could be deemed forward looking statements within the meaning of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as "expect," "believe," "estimate," "plan," "project," or other statements concerning opinions or judgments of the Company and its management about future events. Factors that could influence the accuracy of such forward looking statements include, but are not limited to, the financial success or changing strategies of the Company's customers or vendors, actions of government regulators, the level of market interest rates, and general economic conditions.

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders of Bank of Granite Corporation:

We have audited the accompanying consolidated balance sheets of Bank of Granite Corporation and its subsidiaries (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1999 and 1998, and the results of its operations and its cash flows for the each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Hickory, North Carolina
January 21, 2000

-------------------------------------------------------------------------------

STATEMENT OF MANAGEMENT RESPONSIBILITY

Management of Bank of Granite Corporation and its subsidiaries has prepared the consolidated financial statements and other information contained herein in accordance with generally accepted accounting principles and is responsible for its accuracy.

In meeting its responsibility, management relies on internal accounting and related control systems, which include selection and training of qualified personnel, establishment and communication of accounting and administrative policies and procedures, appropriate segregation of responsibilities and programs of internal audits. These systems are designed to provide reasonable assurance that financial records are reliable for preparing financial statements and maintaining accountability for assets, and that assets are safeguarded against unauthorized use or disposition. Such assurance cannot be absolute because of inherent limitations in any internal control system.

Management also recognizes its responsibility to foster a climate in which corporate affairs are conducted with the highest ethical standards. Bank of Granite Corporation's policies, furnished to each employee and director, address the importance of open internal communications, potential conflicts of interest, compliance with applicable laws, including those related to financial disclosure, the confidentiality of proprietary information and other items. There is an ongoing program to assess compliance with these policies.

The Audit Committee of Bank of Granite Corporation's Board of Directors consists solely of outside directors. The Audit Committee meets periodically with management and the independent auditors to discuss audit, financial reporting and related matters. Deloitte & Touche LLP and Bank of Granite Corporation's internal auditors have direct access to the Audit Committee.

JOHN A. FORLINES, JR.                                KIRBY A. TYNDALL
Chairman and Chief Executive Officer                 Chief Financial Officer
January 21, 2000                                     January 21, 2000

BANK OF GRANITE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                                  1999                1998

ASSETS:
Cash and cash equivalents (Notes 1 and 18):
  Cash and due from banks                                                    $  23,219,670       $  19,518,740
  Interest-bearing deposits                                                        268,826             175,437
  Federal funds sold                                                            27,650,000          38,600,000
                                                                             ---------------------------------
  Total cash and cash equivalents                                               51,138,496          58,294,177
                                                                             ---------------------------------
Investment securities (Notes 1, 3 and 18):
  Available for sale, at fair value (amortized cost of $71,447,969 and
    $60,690,796 at December 31, 1999 and 1998, respectively)                    70,205,689          61,954,639
                                                                             ---------------------------------
  Held to maturity, at amortized cost (fair value of $84,030,013 and
    $89,541,513 at December 31, 1999 and 1998, respectively)                    85,139,790          87,053,892
                                                                             ---------------------------------
Loans (Notes 4 and 18)                                                         390,189,234         385,590,204
Allowance for loan losses (Notes 1 and 5)                                       (4,746,692)         (4,619,586)
                                                                             ---------------------------------
Net loans                                                                      385,442,542         380,970,618
                                                                             ---------------------------------
Premises and equipment, net (Notes 1, 6 and 11)                                  9,673,010          10,095,628
Accrued interest receivable                                                      5,456,567           5,104,174
Other assets                                                                     3,670,505           2,701,914
                                                                             ---------------------------------
Total assets                                                                 $ 610,726,599       $ 606,175,042
                                                                             =================================

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits (Note 18):
  Demand                                                                     $  91,100,910       $  91,967,287
  NOW accounts                                                                  73,907,404          69,804,107
  Money market accounts                                                         33,663,278          29,970,288
  Savings                                                                       24,399,214          23,904,317
  Time deposits of $100,000 or more                                            110,041,565         101,235,647
  Other time deposits                                                          138,546,827         141,815,523
                                                                             ---------------------------------
  Total deposits                                                               471,659,198         458,697,169
Overnight borrowings (Notes 12 and 18)                                          13,461,774           7,890,961
Other borrowings (Notes 13 and 18)                                               8,626,481          30,004,405
Accrued interest payable                                                         2,031,605           2,220,988
Other liabilities                                                                1,496,432           1,919,548
                                                                             ---------------------------------
Total liabilities                                                              497,275,490         500,733,071
                                                                             =================================

COMMITMENTS AND CONTINGENCIES (Notes 11 and 17)

SHAREHOLDERS' EQUITY (Notes 1, 8, 9 and 15):
Common stock, $1.00 par value, authorized - 25,000,000 shares;
  issued - 11,495,897 shares in 1999 and 11,464,913 shares in 1998;
  outstanding - 11,439,201 shares in 1999 and 11,464,913 shares in 1998         11,495,897          11,464,913
Capital surplus                                                                 22,987,562          22,615,559
Retained earnings                                                               80,976,641          70,601,642
Accumulated other comprehensive income, net of deferred
  income taxes of $495,332 and $503,986 at
  December 31, 1999 and 1998, respectively                                        (746,948)            759,857
Less:  Cost of common shares held in treasury,
  56,696 shares                                                                 (1,262,043)                 --
                                                                             ---------------------------------
Total shareholders' equity                                                     113,451,109         105,441,971
                                                                             ---------------------------------
Total liabilities and shareholders' equity                                   $ 610,726,599       $ 606,175,042
                                                                             =================================


See notes to consolidated financial statements.

BANK OF GRANITE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------

                                                        1999            1998            1997

INTEREST INCOME:
Interest and fees on loans                          $38,234,699     $38,894,447     $36,246,226
Federal funds sold                                    1,480,921         950,669         197,939
Interest-bearing deposits                                17,072          12,652          10,766
Investments:
  U.S. Treasury                                         716,294       1,095,055       1,208,692
  U.S. Government agencies                            3,266,514       2,384,251       2,200,475
  States and political subdivisions                   3,521,692       3,414,134       3,253,315
  Other                                                 768,342         825,882         910,441
                                                    -------------------------------------------
  Total interest income                              48,005,534      47,577,090      44,027,854
                                                    ===========================================

INTEREST EXPENSE:
Time deposits of $100,000 or more                     5,222,185       5,709,986       5,132,118
Other time and savings deposits                       9,377,264       9,308,040       9,465,803
Overnight borrowings                                    495,568         263,088         217,916
Other borrowed funds                                    657,450         794,762         643,711
                                                    -------------------------------------------
Total interest expense                               15,752,467      16,075,876      15,459,548
                                                    ===========================================

NET INTEREST INCOME                                  32,253,067      31,501,214      28,568,306
PROVISION FOR LOAN LOSSES (Notes 1 and 5)             1,862,585       4,321,740       1,175,000
                                                    -------------------------------------------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                          30,390,482      27,179,474      27,393,306
                                                    ===========================================

OTHER INCOME:
Service charges on deposit accounts                   3,532,646       3,552,422       3,273,187
Other service charges, fees and commissions           3,907,961       4,359,295       3,690,047
Securities gains                                            675           1,733           3,695
Other (Note 7)                                          768,260         750,103       1,143,255
                                                    -------------------------------------------
Total other income                                    8,209,542       8,663,553       8,110,184
                                                    ===========================================

OTHER EXPENSES:
Salaries and wages                                    8,449,941       8,181,895       6,916,428
Employee benefits (Note 10)                           1,454,258       1,261,228       1,344,946
Occupancy expense, net                                  775,127         756,656         603,298
Equipment rentals, depreciation and maintenance       1,331,106       1,407,846       1,187,293
Other (Note 7)                                        4,525,643       4,228,178       4,067,085
                                                    -------------------------------------------
Total other expenses                                 16,536,075      15,835,803      14,119,050
                                                    ===========================================

INCOME BEFORE INCOME TAXES                           22,063,949      20,007,224      21,384,440
INCOME TAXES (Note 1 and 8)                           7,327,157       6,558,789       6,953,253
                                                    -------------------------------------------
NET INCOME                                          $14,736,792     $13,448,435     $14,431,187
                                                    ===========================================

PER SHARE AMOUNTS (Notes 1 and 14):
Net income - Basic                                  $      1.28     $      1.17     $      1.26
           - Diluted                                       1.28            1.17            1.26
Cash dividends                                             0.38            0.34            0.30
Book value                                                 9.92            9.20            8.33

See notes to consolidated financial statements.

BANK OF GRANITE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------

                                                     1999             1998            1997

NET INCOME                                      $ 14,736,792      $13,448,435     $14,431,187
                                                =============================================

ITEMS OF OTHER COMPREHENSIVE INCOME:
Items of other comprehensive income,
  before tax:
    Unrealized gains (losses) on securities
      available for sale                          (2,505,448)         477,819         485,705
    Less:  Reclassification adjustment for
      gains included in net income                       675            1,733           3,695
                                                ---------------------------------------------
Other comprehensive income,
  before tax                                      (2,506,123)         476,086         482,010
Less:  Income taxes related to items
  of other comprehensive income                     (999,318)         189,867         195,828
                                                ---------------------------------------------
Other comprehensive income,
  net of tax                                      (1,506,805)         286,219         286,182
                                                ---------------------------------------------

COMPREHENSIVE INCOME                            $ 13,229,987      $13,734,654     $14,717,369
                                                =============================================

See notes to consolidated financial statements.

BANK OF GRANITE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------

                                                        1999               1998              1997

COMMON STOCK, $1.00 par value
At beginning of year                               $  11,464,913      $   9,146,272      $  9,116,552
Shares issued under stock option plan                     30,984             26,786            29,720
Stock split shares issued                                     --          2,291,855                --
                                                   --------------------------------------------------
At end of year                                        11,495,897         11,464,913         9,146,272
                                                   --------------------------------------------------

CAPITAL SURPLUS
At beginning of year                                  22,615,559         22,234,753        21,913,629
Shares issued under stock option plan                    372,003            380,806           321,124
                                                   --------------------------------------------------
At end of year                                        22,987,562         22,615,559        22,234,753
                                                   --------------------------------------------------

RETAINED EARNINGS
At beginning of year                                  70,601,642         63,362,060        52,800,932
Net income                                            14,736,792         13,448,435        14,431,187
Cash dividends                                        (4,361,793)        (3,895,419)       (3,340,932)
GLL's premerger distributions of income
  as a Subchapter S corporation                               --                 --          (529,127)
Stock split shares issued                                     --         (2,291,855)               --
Cash paid for fractional shares                               --            (21,579)               --
                                                   --------------------------------------------------
At end of year                                        80,976,641         70,601,642        63,362,060
                                                   --------------------------------------------------

ACCUMULATED OTHER
  COMPREHENSIVE INCOME,
  NET OF DEFERRED INCOME TAXES
At beginning of year                                     759,857            473,638           187,456
Net change in unrealized gains or losses
  on securities available for sale,
  net of deferred income taxes                        (1,506,805)           286,219           286,182
                                                   --------------------------------------------------
At end of year                                          (746,948)           759,857           473,638
                                                   --------------------------------------------------

COST OF COMMON SHARES HELD
  IN TREASURY
At beginning of year                                          --                 --                --
Cost of common shares repurchased                     (1,262,043)                --                --
                                                   --------------------------------------------------
At end of year                                        (1,262,043)                --                --
                                                   --------------------------------------------------

Total shareholders' equity (Notes 1, 8 and 15)     $ 113,451,109      $ 105,441,971      $ 95,216,723
                                                   ==================================================

See notes to consolidated financial statements.

BANK OF GRANITE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------

                                                           1999              1998              1997

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:
Cash flows from operating activities:
  Interest received                                    $ 47,872,990      $ 47,553,684      $ 43,502,445
  Fees and commissions received                           8,208,867         8,661,820         8,106,489
  Interest paid                                         (15,941,850)      (15,993,318)      (15,299,830)
  Cash paid to suppliers and employees                  (15,704,077)      (15,052,781)      (13,634,214)
  Income taxes paid                                      (7,879,196)       (6,431,963)       (7,117,782)
                                                       ------------------------------------------------
  Net cash provided by operating activities              16,556,734        18,737,442        15,557,108
                                                       ------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from maturities and/or calls of
    securities available for sale                         8,147,800        16,385,000        20,952,023
  Proceeds from maturities and/or calls of
    securities held to maturity                          13,979,801        13,363,782         9,449,238
  Proceeds from sales of securities
    available for sale                                           --           300,000           275,000
  Purchases of securities available for sale            (18,932,550)      (26,117,501)      (21,613,206)
  Purchases of securities held to maturity              (12,257,296)      (21,460,889)      (11,182,401)
  Net increase in loans                                  (6,334,509)      (32,649,423)      (28,867,752)
  Capital expenditures                                     (618,827)       (1,563,295)       (2,307,031)
  Proceeds from sales of fixed assets                        48,972            27,980            20,000
  Proceeds from sales of other real estate                  320,125            68,495                --
                                                       ------------------------------------------------
  Net cash used by investing activities                 (15,646,484)      (51,645,851)      (33,274,129)
                                                       ------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in demand deposits, NOW
    accounts and savings accounts                         7,424,807        22,670,083         4,828,655
  Net increase in certificates of deposit                 5,537,222        21,450,902        12,049,538
  Net increase (decrease) in overnight borrowings         5,570,813          (991,055)        5,926,782
  Net increase (decrease) in other borrowings           (21,377,924)       23,716,705        (3,348,559)
  Net proceeds from issuance of common stock                402,987           407,592           350,844
  Cash paid for fractional shares                                --           (21,579)               --
  Dividends paid                                         (4,361,793)       (3,895,419)       (3,340,932)
  Purchases of common stock for treasury                 (1,262,043)               --                --
  GLL's premerger distributions of income
    as a Subchapter S corporation                                --                --          (529,127)
                                                       ------------------------------------------------
  Net cash provided (used) by financing activities       (8,065,931)       63,337,229        15,937,201
                                                       ------------------------------------------------
NET INCREASE (DECREASE) IN
  CASH EQUIVALENTS                                       (7,155,681)       30,428,820        (1,779,820)

CASH AND CASH EQUIVALENTS
  AT BEGINNING OF YEAR                                   58,294,177        27,865,357        29,645,177
                                                       ------------------------------------------------

CASH AND CASH EQUIVALENTS
  AT END OF YEAR                                       $ 51,138,496      $ 58,294,177      $ 27,865,357
                                                       ================================================

See notes to consolidated financial statements.


                                                      (continued on next page)

BANK OF GRANITE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS            (concluded from previous page)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------

                                                     1999              1998              1997

RECONCILIATION OF NET INCOME TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES:
  Net Income                                     $ 14,736,792      $ 13,448,435      $ 14,431,187
                                                 ------------------------------------------------
  Adjustments to reconcile net income
  to net cash provided by operating
  activities:
    Depreciation                                      985,384         1,025,541           958,413
    Provision for loan loss                         1,862,585         4,321,740         1,175,000
    Premium amortization, net                         219,849           108,114           156,895
    Deferred income taxes                            (163,046)          225,722          (230,850)
    Gains on sales or calls of
      securities available for sale                        --            (1,733)           (2,933)
    Gains on calls of securities
      held to maturity                                   (675)               --              (762)
    Losses (gains) on disposal or sale
      of equipment                                      7,089            (2,395)              (99)
    Loss (gain) on sale of other real estate          (31,276)           10,569                --
    Increase (decrease) in taxes payable             (388,993)          (98,896)           66,321
    Increase in interest receivable                  (352,393)         (131,520)         (682,304)
    Increase (decrease) in interest payable          (189,383)           82,558           159,718
    Increase in other assets                          (95,076)         (390,457)         (380,223)
    Increase (decrease) in other liabilities          (34,123)          139,764           (93,255)
                                                 ------------------------------------------------
    Net adjustments to reconcile net
      income to net cash provided by
      operating activities                          1,819,942         5,289,007         1,125,921
                                                 ------------------------------------------------
  Net cash provided by
    operating activities                         $ 16,556,734      $ 18,737,442      $ 15,557,108
                                                 ================================================

SUPPLEMENTAL DISCLOSURE OF
  NONCASH TRANSACTIONS:
  Increase (decrease) in unrealized
    gains or losses on securities
    available for sale                           $ (2,506,123)     $    476,086      $    482,010
  Increase (decrease) in deferred income
    taxes on unrealized gains or losses
    on securities available for sale                 (999,318)          189,867           195,828
  Transfer from retained earnings to
    common stock for stock split                           --         2,291,855                --
  Transfer from loans to other real
    estate owned                                       95,967           289,928            79,063

See notes to consolidated financial statements.

BANK OF GRANITE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION - Bank of Granite Corporation (the "Company") is a bank holding company with two subsidiaries, Bank of Granite (the "Bank"), a state chartered commercial bank incorporated in North Carolina on August 2, 1906 and GLL & Associates, Inc. ("GLL"), a mortgage banking company incorporated in North Carolina on June 24, 1985. The Bank is headquartered in Granite Falls, North Carolina and provides consumer and commercial banking services in the Blue Ridge foothills and Catawba River Valley areas of North Carolina through fourteen banking offices. GLL is headquartered in Winston-Salem, North Carolina and provides mortgage origination services in the Central and Southern Piedmont areas of North Carolina through eight mortgage offices. GLL merged with the Company on November 5, 1997.

BASIS OF PRESENTATION - The consolidated financial statements include the accounts of Bank of Granite Corporation and its wholly owned subsidiaries, Bank of Granite and GLL & Associates, Inc. (referred to herein collectively as the "Company"). All significant intercompany accounts and transactions have been eliminated. All amounts reflect the November 5, 1997 merger of GLL, which was accounted for as a pooling of interests and is discussed in Note 2 below.

CASH AND CASH EQUIVALENTS - Cash and cash equivalents include cash on hand, amounts due from banks, short-term interest bearing deposits, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

INVESTMENT SECURITIES - Debt securities that the Company has the positive intent and ability to hold to maturity are classified as "held to maturity securities" and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as "trading securities" and reported at fair value, with unrealized gains and losses included in consolidated earnings. Debt securities not classified as either held to maturity securities or trading securities, and equity securities not classified as trading securities, are classified as "available for sale securities" and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of consolidated shareholders' equity and as an item of other comprehensive income. Gains and losses on held for investment securities are recognized at the time of sale based upon the specific identification method. Declines in the fair value of individual held to maturity and available for sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in consolidated earnings as realized losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity. Transfers of securities between classifications are accounted for at fair value. No securities have been classified as trading securities.

PREMISES AND EQUIPMENT AND OTHER LONG-LIVED ASSETS - Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization, computed by the straight-line method, are charged to operations over the properties' estimated useful lives, which range from 25 to 50 years for buildings and 5 to 15 years for furniture and equipment or, in the case of leasehold improvements, the term of the lease if shorter. Maintenance and repairs are charged to operations in the year incurred. Gains and losses on dispositions are included in current operations.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable. If the sum of the expected cash flows is less than the stated amount of the asset, an impairment loss is recognized.

ALLOWANCE FOR LOAN LOSSES - The provision for loan losses charged to operations is an amount sufficient to bring the allowance for loan losses to an estimated balance considered adequate to absorb potential losses in the portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, current economic conditions, historical loan loss experience and other risk factors. Recovery of the carrying value of loans is dependent to some extent on future economic, operating and other conditions that may be beyond the Company's control. Unanticipated future adverse changes in such conditions could result in material adjustments to the allowance for loan losses.

Loans that are deemed to be impaired (i.e., probable that the Company will be unable to collect all amounts due according to the terms of the loan agreement) are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market value or fair value of the collateral if the loan is collateral dependent. A valuation reserve is established to record the difference between the stated loan amount and the present value or market value of the impaired loan. Impaired loans may be valued on a loan-by-loan basis (e.g., loans with risk characteristics unique to an individual borrower) or on an aggregate basis (e.g., loans with similar risk characteristics). The Company's policy for recognition of interest income on impaired loans is the same as its interest income recognition policy for non-impaired loans. The Company discontinues the accrual of interest when the collectibility of such interest becomes doubtful. The total of impaired loans, impaired loans on a nonaccrual basis, the related allowance for loan losses and interest income recognized on impaired loans is disclosed in Note 5.

REAL ESTATE ACQUIRED BY FORECLOSURE - Real estate acquired by foreclosure is stated at the lower of cost or fair value. Any initial losses at the time of foreclosure are charged against the allowance for loan losses with any subsequent losses or write-downs included in the consolidated statements of income as a component of other expenses.

INCOME TAXES - Provisions for income taxes are based on amounts reported in the consolidated statements of income (after exclusion of non-taxable income such as interest on state and municipal securities) and include changes in deferred income taxes. Deferred taxes are computed using the asset and liability approach. The tax effects of differences between the tax and financial accounting basis of assets and liabilities are reflected in the balance sheets at the tax rates expected to be in effect when the differences reverse.

PER SHARE AMOUNTS - Per share amounts have been computed using both the weighted average number of shares outstanding of common stock for the purposes of computing basic earnings per share and the weighted average number of shares outstanding of common stock plus dilutive common stock equivalents for the purpose of computing diluted earnings per share. See Note 14 for further information regarding the computation of earnings per share. Dividends per share represent amounts declared by the Board of Directors.

During 1998, the Company declared a 5-for-4 stock split effected in the form of a stock dividend payable May 29, 1998 to shareholders of record on May 8, 1998. All share and per share amounts reflect the split.

INCOME AND EXPENSES - The Company uses the accrual method of accounting, except for immaterial amounts of loan income and other fees which are recorded as income when collected. Substantially all loans earn interest on the level yield method based on the daily outstanding balance. The accrual of interest is discontinued when, in management's judgment, the interest may not be collected.

The Bank defers the immediate recognition of certain loan origination fees and certain loan origination costs when new loans are originated and amortizes these deferred amounts over the life of each related loan.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION - The Company measures compensation costs related to employee incentive stock options using the intrinsic value of the equity instrument granted (i.e., the excess of the market price of the stock to be issued over the exercise price of the equity instrument at the date of grant) in accordance with Accounting Principles Board Opinion No. 25 rather than the fair value of the equity instrument granted in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123. See Note 9 for further information regarding SFAS 123 disclosures.

NEW ACCOUNTING STANDARD - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Management has not evaluated the impact that the adoption of SFAS 133 will have on the Company's financial statements.

2.  COMPLETED ACQUISITION

On November 5, 1997, the Company acquired all of the common stock of GLL & Associates, Inc. ("GLL") in a merger accounted for as a pooling of interests. Operating results for 1997 include the operations of GLL for 1997 as if it had been a part of the Company as of January 1, 1997. Prior to the merger, GLL had elected to be taxed as a Subchapter S corporation for income tax purposes. Therefore, no income taxes were provided on premerger taxable income that was taxable to the former owners. Income taxes have been provided on income earned after the date of merger. In the fourth quarter of 1997, the Company and GLL incurred nonrecurring merger related expenses of $405,678, before tax, which were included in other expenses in the 1997 income statement. In December 1997, GLL sold mortgage servicing rights resulting in a nonrecurring gain of $601,135, before tax. On an after-tax basis, the aggregate net effect of both nonrecurring transactions was $102,519.

3.  INVESTMENT SECURITIES

The amortized cost, gross unrealized gains and losses and fair values of investment securities at December 31, 1999 and 1998 are as follows:


                                                                         Gross Unrealized
                                                  Amortized          ----------------------------             Fair
Type and Contractual Maturity                      Cost               Gains              Losses               Value

AVAILABLE FOR SALE
AT DECEMBER 31, 1999:

U. S. TREASURY DUE:
  WITHIN 1 YEAR                                 $ 2,500,393          $  3,357          $       --           $2,503,750
  AFTER 1 YEAR BUT WITHIN 5 YEARS                 6,015,718             5,458              10,862            6,010,314
                                                ----------------------------------------------------------------------
TOTAL U.S. TREASURY                               8,516,111             8,815              10,862            8,514,064
                                                ----------------------------------------------------------------------

U. S. GOVERNMENT AGENCIES DUE:
  WITHIN 1 YEAR                                   8,999,535                --              13,829            8,985,706
  AFTER 1 YEAR BUT WITHIN 5 YEARS                28,797,912                --             457,718           28,340,194
  AFTER 5 YEARS BUT WITHIN 10 YEARS              16,379,952                --             603,743           15,776,209
                                                ----------------------------------------------------------------------
TOTAL U.S. GOVERNMENT AGENCIES                   54,177,399                --           1,075,290           53,102,109
                                                ----------------------------------------------------------------------

OTHERS DUE:
  WITHIN 1 YEAR                                     395,147             3,654                  --              398,801
  AFTER 1 YEAR BUT WITHIN 5 YEARS                 3,103,767            50,026                  --            3,153,793
  AFTER 5 YEARS BUT WITHIN 10 YEARS                 199,005                --               4,365              194,640
  AFTER 10 YEARS                                    699,503                --              23,869              675,634
  EQUITY SECURITIES                               4,357,037           149,309             339,698            4,166,648
                                                ----------------------------------------------------------------------
TOTAL OTHERS                                      8,754,459           202,989             367,932            8,589,516
                                                ----------------------------------------------------------------------

TOTAL AVAILABLE FOR SALE                        $71,447,969          $211,804          $1,454,084          $70,205,689
                                                ======================================================================

HELD TO MATURITY
AT DECEMBER 31, 1999:

U. S. TREASURY DUE:
  AFTER 1 YEAR BUT WITHIN 5 YEARS               $ 1,509,790          $    682          $    9,534          $ 1,500,938
                                                ----------------------------------------------------------------------
TOTAL U.S. TREASURY                               1,509,790               682               9,534            1,500,938
                                                ----------------------------------------------------------------------

U. S. GOVERNMENT AGENCIES DUE:
  AFTER 1 YEAR BUT WITHIN 5 YEARS                 6,034,748                --             103,495            5,931,253
  AFTER 5 YEARS BUT WITHIN 10 YEARS               2,717,406                --             121,388            2,596,018
                                                ----------------------------------------------------------------------
TOTAL U.S. GOVERNMENT AGENCIES                    8,752,154                --             224,883            8,527,271
                                                ----------------------------------------------------------------------

STATE AND LOCAL DUE:
  WITHIN 1 YEAR                                   6,284,787            20,054               1,196            6,303,645
  AFTER 1 YEAR BUT WITHIN 5 YEARS                32,200,622           238,898             125,225           32,314,295
  AFTER 5 YEARS BUT WITHIN 10 YEARS              27,200,562           220,496             650,817           26,770,241
  AFTER 10 YEARS                                  9,191,875                --             578,252            8,613,623
                                                ----------------------------------------------------------------------
TOTAL STATE AND LOCAL                            74,877,846           479,448           1,355,490           74,001,804
                                                ----------------------------------------------------------------------

TOTAL HELD TO MATURITY                          $85,139,790          $480,130          $1,589,907          $84,030,013
                                                ======================================================================

For the year ended December 31, 1999, there were no sales of securities available for sale. Calls of securities held to maturity resulted in gross gains of $675 and no gross losses in 1999.


                                                 Amortized                  Gross Unrealized                 Fair
                                                                     ----------------------------
Type and Contractual Maturity                      Cost                 Gains             Losses             Value

AVAILABLE FOR SALE
AT DECEMBER 31, 1998:

U. S. TREASURY DUE:
  WITHIN 1 YEAR                                 $ 1,998,921          $   27,329          $     --          $ 2,026,250
  AFTER 1 YEAR BUT WITHIN 5 YEARS                 8,519,819             268,932                --            8,788,751
                                                ----------------------------------------------------------------------
TOTAL U.S. TREASURY                              10,518,740             296,261                --           10,815,001
                                                ----------------------------------------------------------------------

U. S. GOVERNMENT AGENCIES DUE:
  WITHIN 1 YEAR                                     999,754               4,934                --            1,004,688
  AFTER 1 YEAR BUT WITHIN 5 YEARS                24,790,630             430,736                --           25,221,366
  AFTER 5 YEARS BUT WITHIN 10 YEARS              13,103,054             157,384            43,750           13,216,688
                                                ----------------------------------------------------------------------
TOTAL U.S. GOVERNMENT AGENCIES                   38,893,438             593,054            43,750           39,442,742
                                                ----------------------------------------------------------------------

OTHERS DUE:
  WITHIN 1 YEAR                                   2,507,932              27,653                --            2,535,585
  AFTER 1 YEAR BUT WITHIN 5 YEARS                 3,527,695             211,272                --            3,738,967
  AFTER 5 YEARS BUT WITHIN 10 YEARS                 577,810              39,143               492              616,461
  AFTER 10 YEARS                                    949,390              10,584             3,164              956,810
  EQUITY SECURITIES                               3,715,791             231,872            98,590            3,849,073
                                                ----------------------------------------------------------------------
TOTAL OTHERS                                     11,278,618             520,524           102,246           11,696,896
                                                ----------------------------------------------------------------------

TOTAL AVAILABLE FOR SALE                        $60,690,796          $1,409,839          $145,996          $61,954,639
                                                ======================================================================

HELD TO MATURITY
AT DECEMBER 31, 1998:

U. S. TREASURY DUE:
  WITHIN 1 YEAR                                 $   999,473          $      840          $     --          $ 1,000,313
  AFTER 1 YEAR BUT WITHIN 5 YEARS                 1,513,402              55,817                --            1,569,219
                                                ----------------------------------------------------------------------
TOTAL U.S. TREASURY                               2,512,875              56,657                --            2,569,532
                                                ----------------------------------------------------------------------

U. S. GOVERNMENT AGENCIES DUE:
  WITHIN 1 YEAR                                   1,000,071               9,929                --            1,010,000
  AFTER 1 YEAR BUT WITHIN 5 YEARS                 4,489,042              72,521                --            4,561,563
  AFTER 5 YEARS BUT WITHIN 10 YEARS               5,274,546             212,206                --            5,486,752
                                                ----------------------------------------------------------------------
TOTAL U.S. GOVERNMENT AGENCIES                   10,763,659             294,656                --           11,058,315
                                                ----------------------------------------------------------------------

STATE AND LOCAL DUE:
  WITHIN 1 YEAR                                   5,974,265              38,853                --            6,013,118
  AFTER 1 YEAR BUT WITHIN 5 YEARS                32,080,098             875,983             3,854           32,952,227
  AFTER 5 YEARS BUT WITHIN 10 YEARS              24,531,311           1,095,870            11,105           25,616,076
  AFTER 10 YEARS                                 11,191,684             206,869            66,308           11,332,245
                                                ----------------------------------------------------------------------
TOTAL STATE AND LOCAL                            73,777,358           2,217,575            81,267           75,913,666
                                                ----------------------------------------------------------------------

TOTAL HELD TO MATURITY                          $87,053,892          $2,568,888          $ 81,267          $89,541,513
                                                ======================================================================

Sales of securities available for sale for the year ended December 31, 1998 resulted in realized gross gains of $1,733. Calls of securities held to maturity did not result any gains or losses in 1998.

Sales of securities available for sale for the year ended December 31, 1997 resulted in realized gross gains of $2,933. Calls of securities held to maturity resulted in gross gains of $3,012 and gross losses of $2,250.

Securities with an amortized cost of $51,731,723 and $32,559,307 were pledged as collateral for public deposits and for other purposes as required by law at December 31, 1999 and 1998, respectively.

4. LOANS

Loans at December 31, 1999 and 1998, classified by type, are as follows:


                                                     1999                    1998

Real estate:
  Construction                                  $  38,956,900           $  32,397,016
  Mortgage                                        177,004,429             188,166,947
Commercial, financial and agricultural            141,712,933             129,854,299
Consumer                                           32,330,735              35,734,161
All other loans                                       795,453                 117,113
                                                -------------------------------------
                                                  390,800,450             386,269,536
Deferred origination fees, net                       (611,216)               (679,332)
                                                -------------------------------------
Total                                           $ 390,189,234           $ 385,590,204
                                                =====================================

Nonperforming assets at December 31, 1999 and 1998 are as follows:

                                                     1999                    1998

Nonaccrual loans                                $   1,078,992           $     639,041
Loans 90 days or more and still
    accruing interest                                 981,345               2,955,113
Foreclosed properties                                  54,079                 289,928
                                                -------------------------------------

Total                                           $   2,114,416           $   3,884,082
                                                =====================================

If interest from restructured loans, foreclosed properties and nonaccrual loans had been recognized in accordance with the original terms of the loans, net income for 1999, 1998 and 1997 would not have been materially different from the amounts reported.

Directors and officers of the Company and companies with which they are affiliated are customers of and borrowers from the Bank in the ordinary course of business. At December 31, 1999 and 1998, directors' and principal officers' direct and indirect indebtedness to the Bank aggregated $3,827,286 and $2,329,753, respectively. During 1999, additions to such loans were $3,455,378 and repayments totaled $1,957,845. In the opinion of management, these loans do not involve more than normal risk of collectibility, nor do they present other unfavorable features.

5. ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses for the years ended December 31, 1999, 1998 and 1997 are as follows:


                                                          1999                 1998                 1997

Balance at beginning of year                           $4,619,586           $5,202,578           $4,793,889
                                                       ====================================================
Loans charged off:
    Real estate                                           662,171              227,920               69,773
    Commercial, financial and agricultural                953,827            4,458,165              451,881
    Credit cards and related plans                         33,036               20,343               19,386
    Installment loans to individuals                      232,158              381,349              307,788
                                                       ----------------------------------------------------
Total charge-offs                                       1,881,192            5,087,777              848,828
                                                       ====================================================

Recoveries of loans previously charged off:
    Real estate                                            16,223                4,581                3,762
    Commercial, financial and agricultural                 57,643              119,360                3,000
    Credit cards and related plans                          7,463                5,166                3,281
    Installment loans to individuals                       64,384               53,938               72,474
                                                       ----------------------------------------------------
Total recoveries                                          145,713              183,045               82,517
                                                       ====================================================

Net charge-offs                                         1,735,479            4,904,732              766,311

Additions charged to operations                         1,862,585            4,321,740            1,175,000
                                                       ----------------------------------------------------

Balance at end of year                                 $4,746,692           $4,619,586           $5,202,578
                                                       ====================================================

Ratio of net charge-offs during the year to
    average loans outstanding during the year                0.46%                1.31%                0.22%

At December 31, 1999 and 1998, the recorded investment in loans that are considered to be impaired, including accrued interest, was $2,357,685 ($1,135,042 of which is on a nonaccrual basis) and $843,273 ($649,340 of which is on a nonaccrual basis), respectively. The average recorded balance of impaired loans during 1999 and 1998 is not significantly different from the balance at December 31, 1999 and 1998. The related allowance for loan losses for these loans was $746,783 and $250,979 at December 31, 1999 and 1998, respectively. For the years ended December 31, 1999, 1998 and 1997, the Bank recognized interest income on those impaired loans of approximately $107,241, $16,467 and $19,012, respectively.

6. PREMISES AND EQUIPMENT

Summaries of premises and equipment at December 31, 1999 and 1998 follow:


                                                                                    Premises and
                                                               Accumulated           Equipment,
                                               Cost            Depreciation             Net

AT DECEMBER 31, 1999:
LAND                                       $ 1,753,559                               $1,753,559
BUILDINGS                                    7,680,369          $2,369,234            5,311,135
LEASEHOLD IMPROVEMENTS                           9,968                 416                9,552
FURNITURE, EQUIPMENT AND VEHICLES            7,288,288           4,950,253            2,338,035
CONSTRUCTION IN PROGRESS                       260,729                                  260,729
                                           ----------------------------------------------------

TOTAL                                      $16,992,913          $7,319,903          $ 9,673,010
                                           ====================================================

At December 31, 1998:
Land                                       $ 1,753,559                              $ 1,753,559
Buildings                                    7,653,443          $2,145,124            5,508,319
Leasehold improvements                          50,324              29,908               20,416
Furniture, equipment and vehicles            7,039,110           4,415,509            2,623,601
Construction in progress                       189,733                                  189,733
                                           ----------------------------------------------------

Total                                      $16,686,169          $6,590,541          $10,095,628
                                           ====================================================

7. OTHER INCOME AND EXPENSES

For the years ended December 31, 1999, 1998 and 1997, items included in other income that exceeded 1% of total revenues are set forth below. There were no items included in other expenses that exceeded 1% of total revenues for the years indicated.


                                                         1999            1998              1997

Items included in other income
    Gains on sales of mortgage servicing rights          $ --            $ --            $601,135

8.  INCOME TAXES

The components of the income tax provision for the years ended December 31, 1999, 1998 and 1997 follow:


                                  1999                 1998                 1997

Income tax provision
    Current                   $ 7,490,203           $6,333,067          $ 7,184,103
    Deferred                     (163,046)             225,722             (230,850)
                              -----------------------------------------------------

    Total                     $ 7,327,157           $6,558,789          $ 6,953,253
                              =====================================================

Changes in deferred taxes of $(999,318), $189,867 and $195,828 related to unrealized gains and losses on securities available for sale during 1999, 1998 and 1997, respectively, were allocated to shareholders' equity in the respective years.

A reconciliation of reported income tax expense for the years ended December 31, 1999, 1998 and 1997 to the amount of tax expense computed by multiplying income before income taxes by the statutory federal income tax rate follows.


                                                               1999                   1998                   1997

Statutory federal income tax rate                                   35%                    35%                    35%
                                                           ---------------------------------------------------------

Tax provision at statutory rate                            $ 7,722,382            $ 7,002,528            $ 7,484,554
Increase (decrease) in income taxes
    resulting from:
    Tax-exempt interest income                              (1,226,880)            (1,184,198)            (1,134,464)
    State income taxes net of federal tax benefit              710,898                678,163                728,035
    GLL's pre-merger earnings taxable to
        GLL's former owners                                         --                     --               (188,145)
    Other                                                      120,757                 62,296                 63,273
                                                           ---------------------------------------------------------

Income tax provision                                       $ 7,327,157            $ 6,558,789            $ 6,953,253
                                                           =========================================================


The tax effect of the cumulative temporary differences and carryforwards that gave rise to the deferred tax assets and liabilities at December 31, 1999 and 1998 are as follows:


                                                                  DECEMBER 31, 1999
                                                  ---------------------------------------------------
                                                    ASSETS            LIABILITIES            TOTAL

EXCESS BOOK OVER TAX BAD DEBT EXPENSE             $1,745,145                              $ 1,745,145
EXCESS TAX OVER BOOK DEPRECIATION                                     $(511,825)             (511,825)
UNREALIZED GAINS OR LOSSES ON SECURITIES
    AVAILABLE FOR SALE                               495,332                                  495,332
OTHER, NET                                           302,159           (253,714)               48,445
                                                  ---------------------------------------------------

TOTAL                                             $2,542,636          $(765,539)          $ 1,777,097
                                                  ===================================================



                                                                  December 31, 1999
                                               -----------------------------------------------------
                                                 Assets            Liabilities               Total

Excess book over tax bad debt expense          $1,586,042                                $ 1,586,042
Excess tax over book depreciation                                  $  (472,145)             (472,145)
Unrealized gains on securities
    available for sale                                                (503,986)             (503,986)
Other, net                                        338,051             (333,229)                4,822
                                               -----------------------------------------------------

Total                                          $1,924,093          $(1,309,360)          $   614,733
                                               =====================================================


The net deferred tax asset is included in "other assets" on the balance sheet.

Although realization of the deferred tax assets is not assured, management believes it is more likely than not that all of the deferred tax assets will be realized.

9. STOCK OPTIONS

At December 31, 1999, 1998 and 1997, 144,325, 149,529 and 142,102 shares of common stock, respectively, were reserved for stock options outstanding under the Company's stock option plans, and 26,893, 52,860 and 93,072 shares of common stock, respectively, were reserved for stock options not yet granted. Option prices are established at market value on the dates granted by the Board of Directors.

Certain option information for the years ended December 31, 1999, 1998 and 1997 follows:

                                                                          Exercise Price Per Share
                                                                  -----------------------------------------
                                                                            Range
                                                                  ---------------------            Weighted
                                              Shares              From               To             Average
Outstanding, December 31, 1996                147,258          $   8.36          $  16.54          $  12.61
  Granted                                      40,558             21.60             23.00             21.73
  Exercised                                    37,143              8.36             16.54              9.44
  Expired and canceled                          8,571             12.58             21.60             18.13
                                              -------
Outstanding, December 31, 1997                142,102             12.16             23.00             15.70
  Granted                                      43,562             24.40             32.75             29.59
  Exercised                                    32,785             12.16             22.40             12.43
  Expired and canceled                          3,350             16.54             29.60             24.01
                                              -------
Outstanding, December 31, 1998                149,529             12.58             32.75             20.28
  GRANTED                                      28,800             22.00             27.63             22.26
  EXERCISED                                    30,984             12.58             21.60             13.01
  EXPIRED AND CANCELED                          3,020             14.00             29.60             23.38
                                              -------
OUTSTANDING, DECEMBER 31, 1999                144,325          $  13.86          $  32.75          $  22.17
                                              =======

For various price ranges, weighted average characteristics of outstanding stock options at December 31, 1999 follow:

                                      Outstanding Options                    Exercisable Options
                            -------------------------------------------------------------------------
   Range of                                Remaining       Weighted                       Weighted
Exercise Prices             Shares        Life (years)   Average Price      Shares      Average Price
$  13.76 - 14.75            21,187            0.9         $  13.87          21,187         $  13.87
   14.76 - 16.75            20,967            1.3            16.54          16,764            16.54
   16.76 - 21.75            29,059            2.3            21.60          17,434            21.60
   21.76 - 22.75            28,500            4.7            22.21              --               --
   22.76 - 28.75             4,050            2.7            23.56           2,125            23.16
   28.76 - 29.75            39,312            3.4            29.60           7,862            29.60
   29.76 - 32.75             1,250            3.4            31.93             250            31.93
                           -------                                          ------
$  12.58 - 32.75           144,325            2.7         $  22.17          65,622         $  18.86
                           =======                                          ======

Options granted become exercisable in accordance with the vesting schedule specified by the Board of Directors in the grant. Options granted prior to January 1, 1997 and after December 31, 1997 become exercisable over a five-year period at the rate of 20% per year beginning one-year from the date of grant. Options granted during 1997 become exercisable over a five-year period at the rate of 20% after six-months from the date of grant and 20% per year beginning one-year from the date of grant. No option may be exercisable more than five-years after the date of grant.

The Company accounts for compensation costs related to the Company's employee stock option plan in accordance with Accounting Principles Board Opinion No.
25. Therefore, no compensation cost has been recognized for stock option awards because the options are granted at exercise prices based on the market value of the Company's stock on the date of grant. Had compensation cost for the Company's employee stock option plan been determined consistent with SFAS No. 123, the Company's pro forma net income and earnings per share for the years ended December 31, 1999, 1998 and 1997 would have been as follows:

                                              1999                    1998                      1997
Net income
  As reported                          $   14,736,792            $   13,448,435            $   14,431,187
  Pro forma                                14,606,433                13,183,494                14,269,300

Net income per share
  As reported - Basic                  $         1.28            $         1.17            $         1.26
              - Diluted                          1.28                      1.17                      1.26
  Pro forma - Basic                              1.27                      1.15                      1.25
            - Diluted                            1.27                      1.15                      1.24

In estimating the compensation expense associated with SFAS No. 123, using The Black Scholes Method, the following assumptions were used:

                                               1999                 1998               1997
Option value, aggregate                      $ 8.37                $ 10.61            $ 8.65
Risk-free rate                                 6.18%                  5.09%             5.92%
Average expected term (years)                  4.2 YEARS              4.5 years         5 years
Expected volatility                           42.21%                 38.75%            31.29%
Expected dividend yield                        1.57%                  1.30%             1.30%
Expected turnover                              2.63%                  1.42%             2.00%

10.  EMPLOYEE BENEFIT PLANS

The Bank has a profit-sharing plan covering substantially all employees. Contributions to the plan are made at the discretion of the Board of Directors but may not exceed the maximum amount allowable for federal income tax purposes. Contributions totaled $559,898, $361,927 and $608,899 for the years ended December 31, 1999, 1998 and 1997, respectively.

The Bank sponsors a Supplemental Executive Retirement Plan ("SERP"). The SERP allows the Bank to supplement the level of certain executives' retirement income over that which is obtainable through the tax-qualified retirement plan sponsored by the Bank. Contributions totaled $22,755, $13,814 and $22,025 for the years ended December 31, 1999, 1998 and 1997, respectively.

GLL sponsors a retirement plan for its employees under Section 401(k) of the Internal Revenue Code. The plan covers all employees over 21 years of age who have completed 1,000 hours of service. At its discretion, GLL may make matching contributions to the plan. Contributions totaled $82,239, $88,680 and $14,092 for the years ended December 31, 1999, 1998 and 1997, respectively.

11.  LEASES

LESSEE - OPERATING - The Company's subsidiaries lease certain premises and equipment under operating lease agreements. As of December 31, 1999, future minimum lease payments under noncancelable operating leases are as follows:

          Year                     Payments
          2000             $      205,907
          2001                    193,579
          2002                    178,286
          2003                    176,295
          2004                    177,254
        thereafter                535,000
                           --------------

          Total            $    1,466,321
                           ==============

Rental expense charged to operations under all operating lease agreements was $256,173, $257,652 and $187,778 for the years ended December 31, 1999, 1998 and
1997, respectively.

LESSOR - OPERATING - The Company leases one small office space to an unaffiliated lessee. In 1997 and earlier years, the Company leased certain additional office space to others under longer term operating lease agreements which ended in 1997. The Company now uses the previously leased space for its own use.

Rental income received under all operating lease agreements was $3,600, $3,600 and $42,168 for the years ended December 31, 1999, 1998 and 1997, respectively.

12.  OVERNIGHT BORROWINGS

Federal funds purchased generally represent overnight borrowings by the Bank for temporary funding requirements. Securities sold under agreements to repurchase represent short-term borrowings by the Bank collateralized by U.S. Treasury and U.S. Government agency securities. Following is a summary of these borrowings:

                                                                 1999                1998                  1997
Federal funds purchased:
Balance at end of year                                       $        --          $        --          $ 5,000,000
Weighted average interest rate at end of year                         --                   --                 6.13%
Maximum amount outstanding at any
    month-end during the year                                $     6,500          $        --          $ 5,000,000
Average daily balance outstanding
    during the year                                          $        42          $    71,233          $   634,426
Average annual interest rate paid
    during the year                                                 4.76%                5.86%                5.62%

Securities sold under agreements to repurchase:
Balance at end of year                                       $ 1,643,832          $ 1,538,350          $ 3,882,016
Weighted average interest rate at end of year                       3.76%                4.20%                5.00%
Maximum amount outstanding at any
    month-end during the year                                $ 2,237,625          $ 4,188,622          $ 3,982,784
Average daily balance outstanding
    during the year                                          $ 1,963,163          $ 3,669,825          $ 3,712,406
Average annual interest rate paid
    during the year                                                 4.41%                4.89%                4.91%

In 1998, the Bank began selling a commercial sweep product whereby qualifying amounts are swept overnight from a commercial deposit account into commercial paper issued by the Company. During 1998, most of the Bank's qualifying commercial customers who were buying securities overnight under agreements by the Bank to repurchase such securities converted to the commercial paper sweep account product.

                                                             1999                    1998
Commercial deposits swept into commercial paper:
Balance at end of year                                   $ 11,817,942            $  6,352,611
Weighted average interest rate at end of year                    4.25%                   4.25%
Maximum amount outstanding at any
    month-end during the year                            $ 12,020,897            $  6,352,611
Average daily balance outstanding
    during the year                                      $  9,327,372            $  1,826,915
Average annual interest rate paid
    during the year                                              4.39%                   4.36%

13.  OTHER BORROWINGS

GLL temporarily funds its mortgages, from the time of origination until the time of sale, through the use of lines of credit from one of the Company's correspondent financial institutions. For the years ended December 31, 1999, 1998 and 1997 such lines of credit totaled $21,000,000, $20,000,000 and
$15,000,000, respectively. Prior to GLL's merger on November 5, 1997, outstanding balances under the lines of credit incurred interest costs at the lender's prime to prime-plus-one percent rate per annum. Subsequent to November 5, 1997, outstanding balances under the lines of credit incurred interest costs at the 30-day LIBOR plus 50 basis points to 30-day LIBOR plus 75 basis points. These lines of credit are secured by the mortgage loans originated. In addition, the Company serves as guarantor on borrowings under these arrangements occurring after the merger date.

14.  RECONCILIATION OF BASIC AND DILUTED EARNINGS PER SHARE

Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding for the period. Basic EPS excludes the dilutive effect that could occur if any securities or other contracts to issue common stock were exercised or converted into or resulted in the issuance of common stock. Diluted EPS is computed by dividing net income by the sum of the weighted average number of common shares outstanding for the period plus the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued. Following is the reconciliation of EPS for the years ended December 31, 1999, 1998 and 1997.

Basic and diluted earnings per share and weighted average shares outstanding for 1997 have been restated to reflect the 5-for-4 stock split effected in the form of a stock dividend paid May 29, 1998 to shareholders of record on May 8, 1998.

                                                                      1999                     1998                       1997
BASIC EARNINGS PER SHARE
Net income                                                     $   14,736,792            $   13,448,435            $   14,431,187
                                                               ------------------------------------------------------------------

Divide by:  Weighted average shares outstanding                    11,477,971                11,461,607                11,425,110
                                                               ------------------------------------------------------------------

Basic earnings per share                                       $         1.28            $         1.17            $         1.26
                                                               ==================================================================
DILUTED EARNINGS PER SHARE
Net income                                                     $   14,736,792            $   13,448,435            $   14,431,187
                                                               ------------------------------------------------------------------

Divide by:  Weighted average shares outstanding                    11,477,971                11,461,607                11,425,110
            Potentially dilutive effect of
              stock options                                            21,547                    47,922                    54,690
                                                               ------------------------------------------------------------------
           Weighted average shares outstanding,
              including potentially dilutive effect
              of stock options                                     11,499,518                11,509,529                11,479,800
                                                               ------------------------------------------------------------------

Diluted earnings per share                                     $         1.28            $         1.17            $         1.26
                                                               ==================================================================

15.  REGULATION AND REGULATORY RESTRICTIONS

The Company is regulated by the Board of Governors of the Federal Reserve System ("FRB") and is subject to securities registration and public reporting regulations of the Securities and Exchange Commission. The Bank is regulated by the Federal Deposit Insurance Corporation ("FDIC"), the North Carolina State Banking Commission and the FRB.

The primary source of funds for the payment of dividends by the Company is dividends received from its subsidiaries, the Bank and GLL. The Bank, as a North Carolina banking corporation, may pay dividends only out of undivided profits as determined pursuant to North Carolina General Statutes Section 53-87. As of December 31, 1999, the Bank had undivided profits, as defined, of $96,542,166.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company (set forth in the table below) and the Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1999, that the Company and the Bank meet all capital adequacy requirements to which it is subject.

As of December 31, 1999, the most recent regulatory notifications categorized both the Company and the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company and the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. Management is not aware of conditions or events subsequent to such notifications that would cause a change in the Company's or the Bank's capital categories.

The Company's actual capital amounts and ratios are also presented in the table:

                                                                                        To Be Well
                                                                                       Capitalized
                                                                                       Under Prompt
                                                                   For Capital          Corrective
                                                                    Adequacy              Action
                                                 Actual              Purposes           Provisions
                                            ----------------      --------------      ----------------
(dollars in thousands)                      Amount     Ratio      Amount   Ratio      Amount     Ratio

AS OF DECEMBER 31, 1999
  TOTAL CAPITAL TO RISK WEIGHTED ASSETS     $118,831  27.57%      $34,476  8.00%      $43,095   10.00%
  TIER I CAPITAL TO RISK WEIGHTED ASSETS     114,084  26.47%       17,238  4.00%       25,857    6.00%
  TIER I CAPITAL TO AVERAGE ASSETS           114,084  18.73%       24,359  4.00%       30,449    5.00%

As of December 31, 1998
  Total capital to risk weighted assets     $109,362  26.20%      $33,394  8.00%      $41,742   10.00%
  Tier I capital to risk weighted assets     104,682  25.08%       16,697  4.00%       25,045    6.00%
  Tier I capital to average assets           104,682  17.77%       23,566  4.00%       29,457    5.00%

The average reserve balance required to be maintained under the requirements of the Federal Reserve was approximately $5,350,000 for the year ended December 31, 1999. The Bank maintained average reserve balances in excess of the requirements.

16.  PARENT COMPANY CONDENSED FINANCIAL INFORMATION

Condensed financial data for Bank of Granite Corporation (parent company only) follows:

                                                                 December 31,
                                                        ------------------------------
CONDENSED BALANCE SHEETS                                    1999              1998

Assets:
  Cash on deposit with bank subsidiary                  $ 12,597,230      $  6,399,611
  Investment in subsidiary bank at equity                107,471,986       100,755,309
  Investment in subsidiary mortgage bank at equity         2,685,128         2,007,661
  Other investments                                        2,226,814         2,382,306
  Other assets                                               403,527           262,516
                                                        ------------------------------
  Total                                                 $125,384,685      $111,807,403
                                                        ==============================

Liabilities and Shareholders' Equity:
  Other borrowings                                      $ 11,817,942      $  6,352,611
  Other liabilities                                          115,634            12,821
  Shareholders' equity                                   113,451,109       105,441,971
                                                        ------------------------------
  Total                                                 $125,384,685      $111,807,403
                                                        ==============================

                                                              For the Years Ended December 31,
                                                      ------------------------------------------------
CONDENSED RESULTS OF OPERATIONS                           1999              1998              1997

Equity in earnings of subsidiary bank:
  Dividends                                           $  6,444,319      $  3,949,744      $  3,355,797
  Earnings retained                                      8,029,240         8,594,848        10,373,222
Equity in earnings of subsidiary mortgage bank:
  Premerger earnings distributed to former owners               --                --           529,127
  Earnings retained                                        678,743         1,025,273           265,733
Income (expenses), net                                    (415,510)         (121,430)          (92,692)
                                                      ------------------------------------------------
Net income                                            $ 14,736,792      $ 13,448,435      $ 14,431,187
                                                      ================================================

                                                              For the Years Ended December 31,
                                                      ------------------------------------------------
CONDENSED CASH FLOW                                       1999              1998              1997

Cash flows from operating activities:
  Interest received                                   $    158,961      $    136,548      $    126,757
  Interest paid                                           (409,016)          (79,563)               --
  Dividends received from subsidiary bank                6,444,319         3,949,744         3,355,797
  Net cash used by other
    operating activities                                   (77,119)         (492,435)         (403,337)
                                                      ------------------------------------------------
  Net cash provided by operating activities              6,117,145         3,514,294         3,079,217
                                                      ------------------------------------------------
Cash flows from investing activities:
  Proceeds from maturities of securities
    available for sale                                     250,000           300,000                --
  Proceeds from sales of securities
    available for sale                                          --           300,000           275,000
  Purchases of securities available for sale              (414,008)         (649,989)         (826,907)
                                                      ------------------------------------------------
  Net cash used by investing activities                   (164,008)          (49,989)         (551,907)
                                                      ------------------------------------------------
Cash flows from financing activities:
  Net increase in overnight borrowings                   5,465,331         6,352,611                --
  Net proceeds from issuance of common stock               402,987           407,592           350,844
  Net dividends paid                                    (4,361,793)       (3,895,419)       (3,340,932)
  Cash paid for fractional shares                               --           (21,579)               --
  Purchases of common stock for treasury                (1,262,043)               --                --
                                                      ------------------------------------------------
  Net cash provided (used) by financing activities         244,482         2,843,205        (2,990,088)
                                                      ------------------------------------------------
Net increase (decrease) in cash                          6,197,619         6,307,510          (462,778)
Cash at beginning of year                                6,399,611            92,101           554,879
                                                      ------------------------------------------------
Cash at end of year                                   $ 12,597,230      $  6,399,611      $     92,101
                                                      ================================================

                                                           (table concluded from previous page)

                                                              For the Years Ended December 31,
                                                      ------------------------------------------------
CONDENSED CASH FLOW                                      1999              1998              1997

Reconciliation of net income to net cash
 provided by operating activities:
 Net income                                           $ 14,736,792      $ 13,448,435      $ 14,431,187
                                                      ------------------------------------------------
 Adjustments to reconcile net income to net
 cash provided by operating
 activities:
   Equity in undistributed earnings of subsidiaries     (8,707,983)       (9,620,121)      (10,638,955)
   Premerger earnings distributed to former owners              --                --          (529,127)
   Premium amortization and discount
     accretion, net                                         (1,440)              298             1,154
   Gains on sales or calls of
     securities available for sale                              --            (1,733)               --
   Decrease (increase) in interest receivable                1,661             6,072           (13,754)
   Decrease (increase) in other assets                     (14,698)         (318,657)           28,087
   Increase (decrease) in other liabilities                102,813                --          (199,375)
                                                      ------------------------------------------------
 Total adjustments                                      (8,619,647)       (9,934,141)      (11,351,970)
                                                      ------------------------------------------------
 Net cash provided by operating activities            $  6,117,145      $  3,514,294      $  3,079,217
                                                      ================================================

Supplemental disclosure of non-cash transactions:
 Transfer from retained earnings to common stock      $         --      $  2,291,855      $         --
 Increase (decrease) in unrealized
   gains or losses on securities
   available for sale                                     (320,940)         (106,226)          197,804
 Increase (decrease) in deferred income
   taxes on unrealized gains or losses
   on securities available for sale                        127,974            42,359           (78,687)

17.  COMMITMENTS AND CONTINGENCIES

The Bank has various financial instruments (outstanding commitments) with off-balance sheet risk that are issued in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Commitments to extend credit are legally binding agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts outstanding do not necessarily represent future cash requirements. Standby letters of credit represent conditional commitments issued by the Bank to assure the performance of a customer to a third party. The unused portion of commitments to extend credit at December 31, 1999 and 1998 was $74,923,283 and $60,929,611, respectively. Additionally, standby letters of credit of $3,188,371 and $3,901,923 were outstanding at December 31, 1999 and 1998, respectively.

The Bank's exposure to credit loss for commitments to extend credit and standby letters of credit is the contractual amount of those financial instruments. The Bank uses the same credit policies for making commitments and issuing standby letters of credit as it does for on-balance sheet financial instruments. Each customer's creditworthiness is evaluated on an individual case-by-case basis. The amount and type of collateral, if deemed necessary by management, is based upon this evaluation of creditworthiness. Collateral held varies, but may include marketable securities, deposits, property, plant and equipment, investment assets, inventories and accounts receivable. Management does not anticipate any significant losses as a result of these financial instruments.

18.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The following estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                      DECEMBER 31, 1999                 December 31, 1998
                                -----------------------------     ------------------------------
                                                   ESTIMATED                         Estimated
                                  CARRYING           FAIR           Carrying           Fair
                                   AMOUNT            VALUE           Amount            Value

Assets:
  Cash and cash equivalents     $ 51,138,496     $ 51,138,496     $ 58,294,177     $ 58,294,177
  Marketable securities          155,345,479      154,235,702      149,008,531      151,496,152
  Loans                          390,189,234      387,470,000      385,590,204      387,910,000
Liabilities:
  Demand deposits                223,070,806      223,070,806      215,645,999      215,645,999
  Time deposits                  248,588,392      248,085,000      243,051,170      240,316,000
  Overnight borrowings            13,461,774       13,461,774        7,890,961        7,890,961
  Other borrowings                 8,626,481        8,626,481       30,004,405       30,004,405

The fair value of marketable securities is based on quoted market prices, dealer quotes and prices obtained from independent pricing services. The fair value of loans, time deposits, commitments and guarantees is estimated based on present values using applicable risk-adjusted spreads to the U.S. Treasury curve to approximate current entry-value interest rates applicable to each category of such financial instruments.

No adjustment was made to the entry-value interest rates for changes in credit of loans for which there are no known credit concerns. Management segregates loans in appropriate risk categories. Management believes that the risk factor embedded in the entry-value interest rates, along with the general reserves applicable to the loan portfolio for which there are no known credit concerns, result in a fair valuation of such loans on an entry-value basis.

Demand deposits are shown at their face value.

The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1999. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

                                     ******

                                                                      APPENDIX A

                           ***** SAMPLE BALLOT *****
                                REVOCABLE PROXY
                          BANK OF GRANITE CORPORATION


 [X] PLEASE MARK VOTES                                                                With- For All
     AS IN THIS EXAMPLE                                                         For   hold   Except
                                                       1. ELECTION OF DIRECTORS [_]    [_]    [_]
      This Proxy is Solicited on                          John N Bray
 Behalf of the Board of Directors.                        Paul M. Fleetwood, III, CPA
 The undersigned hereby appoints                          John A. Forlines, Jr.
 John A. Forlines, Jr., John N. Bray,                     Barbara F. Freiman
 and Barbara F. Freiman, or each of                       Hugh R. Gaither
 them, as Proxies, each with the                          Charles M. Snipes
 power to appoint his or her                              Boyd C. Wilson, Jr., CPA
 substitute and hereby authorizes                      INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE
 each of them to represent and to                      FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL
 vote as designated below all the                      EXCEPT" AND WRITE THAT NOMINEE'S NAME IN
 shares of Common Stock held on                        THE SPACE PROVIDED BELOW.
 record by the undersigned on                          --------------------------------------------
 March 6, 2000, at the Annual                                                 For  Against Abstain
 Meeting of Shareholders to be held                    2. THE RATIFICATION OF [_]  [_]     [_]
 on April 24, 2000, or any                                THE ACCOUNTING FIRM DELOITTE &
 adjournment thereof.                                     TOUCHE, LLP as the Corporation's
                                                          Independent Certified Public
                                                          Accountants for the year ending
                                                          December 31, 2000.
                                                       3. In their discretion, the Proxies are
                                                          authorized to vote upon other such
                                                          business as may properly come before
                                                          the meeting.

                                                                   Shares of Common Stock of the
                                                          Corporation will be voted as specified. If
                                                          no specification is made, shares will be
                                                          voted FOR Proposal 1 to Elect the Board of
                                                          Directors' nominees to the Board of
                                                          Directors and FOR Proposal 2 to Ratify the
                                                          Accounting Firm of Deloitte & Touche, LLP as
                                                          the Corporation's Auditors, and otherwise at
                                                          the discretion of the Proxies.

                                                                   The above signed hereby
                                                          acknowledges receipt of the Notice of Annual
                                                          Meeting of the Shareholders of the
 Please be sure                                           Corporation called for April 24, 2000, a
 to sign and                                              Proxy Statement for the Annual Meeting and
 date this Proxy            Date                          the 1999 Annual Report to Shareholders.
 in the space
 below.                     -----------------                      Please sign EXACTLY as your name(s)
                                                          appear(s) on this proxy card. When shares
 -----------------          -----------------             are held jointly, each holder should sign.
 Shareholder                Co-holder (if any)            When signing in a representative capacity,
 sign above                 sign above                    please give title.
-----------------------------------------------------------------------------------------------------------------

    Detach above card, sign, date and mail in postage paid envelope provided.
                           BANK OF GRANITE CORPORATION

                          YOUR VOTE IS IMPORTANT TO US!
                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY